Exhibit 10.12

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

OF

HCP DR CALIFORNIA II, LLC,

a Delaware limited liability company

Dated as of June 1, 2014

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6.6	Amendments to Allocation to Reflect Issuance of Additional Membership Interests	36

ARTICLE VII MANAGEMENT AND OPERATION OF BUSINESS		37

7.1	Management	37
7.2	Certificate of Formation	41
7.3	Restrictions on Managing Member’s Authority	41
7.4	Compensation of the Managing Member	47
7.5	Other Business of Managing Member	48
7.6	Contracts with Affiliates	48
7.7	Indemnification	49
7.8	Liability of the Managing Member	50
7.9	Other Matters Concerning the Managing Member	51
7.10	Title to Company Assets	52
7.11	Reliance by Third Parties	52

ARTICLE VIII RIGHTS AND OBLIGATIONS OF MEMBERS		53

8.1	Limitation of Liability	53
8.2	Managing of Business	53
8.3	Outside Activities of Members	53
8.4	Return of Capital	54
8.5	Rights of Non-Managing Members Relating to the Company	54
8.6	Redemption Rights	55

ARTICLE IX BOOKS, RECORDS, ACCOUNTING AND REPORTS		57

9.1	Records and Accounting	57
9.2	Fiscal Year	58
9.3	Reports	58
9.4	Cooperation Regarding Tax Matters Relating to the Contributed Property	58

ARTICLE X TAX MATTERS		59

10.1	Preparation of Tax Returns	59
10.2	Tax Elections	59
10.3	Tax Matters Partner	60
10.4	Organizational Expenses	60

ARTICLE XI TRANSFERS AND WITHDRAWALS		60

11.1	Transfer	60
11.2	Transfer of Managing Member’s Membership Interest	61
11.3	Non-Managing Members’ Rights to Transfer	62
11.4	Substituted Members	63
11.5	Assignees	64
11.6	General Provisions	64

ARTICLE XII ADMISSION OF MEMBERS		66

12.1	Admission of Initial Non-Managing Members	66
12.2	Admission of Successor Managing Member	66

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12.3	Admission of Additional Members	67
12.4	Amendment of Agreement and Certificate	67
12.5	Limitation on Admission of Members	68

ARTICLE XIII DISSOLUTION, LIQUIDATION AND TERMINATION		68

13.1	Dissolution	68
13.2	Redemption of Non-Managing Member Units	69
13.3	Winding Up	69
13.4	Deemed Contribution and Distribution	70
13.5	Rights of Members	71
13.6	Notice of Dissolution	71
13.7	Cancellation of Certificate	71
13.8	Reasonable Time for Winding-Up	71
13.9	Liability of Liquidator	71

ARTICLE XIV PROCEDURES FOR ACTIONS AND CONSENTS OF MEMBERS; AMENDMENTS; MEETINGS		72

14.1	Procedures for Actions and Consents of Members	72
14.2	Amendments	72
14.3	Meetings of the Members	72

ARTICLE XV GENERAL PROVISIONS		73

15.1	Addresses and Notice	73
15.2	Titles and Captions	73
15.3	Pronouns and Plurals	73
15.4	Further Action	74
15.5	Binding Effect	74
15.6	Creditors	74
15.7	Waiver	74
15.8	Counterparts	74
15.9	Applicable Law	74
15.10	Entire Agreement	74
15.11	Invalidity of Provisions	75
15.12	No Partition	75
15.13	Non-Managing Member Representative	75
15.14	Uniform Commercial Code Article 8 (Opt-In)	75

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AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
HCP DR CALIFORNIA II, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT is made and entered into as of June 1, 2014, by and among HCP, Inc., a Maryland corporation (the “HCP”), and OakmontSL of Chino Hills L.P., a California limited partnership (the “Contributor”), and the Persons whose names are set forth on Exhibit A attached hereto as “Non-Managing Members,” for the purpose of forming HCP DR California II, LLC, a Delaware limited liability company (the “Company”).

RECITALS

A.                                    Managing Member, the Company, Oakmont Senior Living LLC, a California limited liability company (“Oakmont”), and the Contributor, among others, entered into that certain Contribution and Purchase Agreement and Escrow Instructions dated as of June 1, 2014 (as amended, the “Contribution Agreement”), providing, among other things, for the contribution of certain assets to, and the acquisition of certain interests in, the Company;

B.                                    Contributor may, in accordance with the terms of the limited partnership agreement of Contributor, and subject to the terms of the Contribution Agreement, concurrent with the Effective Date (as defined herein) distribute and assign to its constituent partners or certain affiliates thereof, its right to receive Non-Managing Member Units pursuant to the terms of Section 4 hereof;

C.                                    It is a condition to the closing of the transactions contemplated by the Contribution Agreement that the parties hereto enter into this Agreement (as defined herein) and the parties desire to enter into this Agreement in accordance with the Act (as defined herein);

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Accounting Firm” has the meaning set forth in Section 7.3.H hereof.

“Act” means the Delaware Limited Liability Company Act, as it may be amended from time to time, and any successor to such statute.

“Actions” has the meaning set forth in Section 7.7 hereof.

“actual cost of administrative services” has the meaning set forth in Section 7.4(C) hereof.

“actual cost of goods and materials” has the meaning set forth in Section 7.4(C) hereof.

“Additional Funds” has the meaning set forth in Section 4.4.A hereof.

“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 4.2 hereof.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a)                                 decrease such deficit by any amounts that such Member is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Member’s Membership Interest or is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)                                 increase such deficit by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account Deficit” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjustment Factor” means 1.0; provided, however, that in the event that: (a) the Managing Member (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) splits or subdivides its outstanding REIT Shares or (iii) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor in effect immediately prior to such adjustment by a fraction, (1) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (2) the denominator of which shall be the actual number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has not occurred as of such time); (b) the Managing Member distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares (or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares) at a price per share less than the Value of a REIT Share on the record date for such distribution (each a “Distributed Right”), then the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date plus the maximum number of REIT Shares purchasable under such Distributed Rights and (ii) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date plus a fraction, (1) the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights and (2) the denominator of which is the Value of a REIT Share as of the record date; provided, however, that, if before exercise thereof, any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fractions; or (c) the Managing Member shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (a) or (b) above), which evidences of indebtedness or assets relate to assets not received by the Managing Member pursuant to a pro rata distribution by the Company, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business on the date fixed for determination of shareholders entitled to receive such distribution by a fraction, (i) the numerator shall be such Value of a REIT Share on the date fixed for such determination and (ii) the denominator shall be the Value of a REIT Share on the dated fixed for such determination less the then fair market value (as reasonably determined by the Managing Member) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share. Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event.

“Affiliate” means, with respect to any Person, any Person directly or indirectly Controlling or Controlled by or under common Control with such Person.

“Aggregate Sharing Amount” means, with respect to any taxable disposition of the Contributed Property or Successor Properties, if any, an amount equal to the excess, if any, of (i) the Property Appreciation with respect to all Contributed Property or Successor Property being sold or previously sold by the Company, over (ii) the Unit Appreciation with respect to all Contributed Property or Successor Properties being sold or previously sold by the Company.

“Agreement” means this Amended and Restated Limited Liability Company Agreement of HCP DR California II, LLC, as it may be amended, supplemented or restated from time to time.

“Appraisal” means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets in the general location of the property being appraised, selected by the Managing Member in good faith. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the Managing Member is fair, from a financial point of view, to the Company.

“Assignee” means a Person to whom one or more LLC Units have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Member, and who has the rights set forth in Section 11.5 hereof.

“Available Cash” means, with respect to any period for which such calculation is being made:

(a)                                 the sum, without duplication, of:

(i)                                     the Company’s Net Income or Net Loss (as the case may be) for such period,

(ii)                                  Depreciation and all other noncash charges to the extent deducted in determining Net Income or Net Loss for such period,

(iii)                               the amount of any reduction in reserves of the Company (including, without limitation, reductions resulting because the Managing Member determines such amounts are no longer necessary), and

(iv)                              all other cash received (including, but not limited to amounts previously accrued as Net Income and amounts of deferred income but excluding any net amounts borrowed by the Company for such period) that was not included in determining Net Income or Net Loss for such period;

(b)                                 less the sum, without duplication, of:

(i)                                     all principal debt payments made during such period by the Company,

(ii)                                  capital expenditures made by the Company during such period,

(iii)                               all other expenditures and payments (including any loans made by the Company pursuant to the terms of this Agreement) not deducted in determining Net Income or Net Loss for such period pursuant to the foregoing clause (a)(i) (including amounts paid in respect of expenses previously accrued),

(iv)                              any amount included in determining Net Income or Net Loss for such period pursuant to the foregoing clause (a)(i) that was not received by the Company during such period, and

(v)                                 the amount of any increase in reserves (including, without limitation, working capital reserves) established during such period that the Managing Member determines are necessary or appropriate in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall not include (i) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Company, (ii) any Capital Contributions, whenever received, (iii) any Disposition Proceeds or (iii) any Refinancing Debt Proceeds.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Ownership” means ownership of REIT Shares by a Person who is or would be treated as an owner of such REIT Shares either actually or constructively through the application of Code Section 544, as modified by Code Section 856(h)(1)(B). The terms “Beneficially Own,” “Beneficially Owned,” “Beneficially Owns” and “Beneficial Owner” shall have the correlative meanings.

“Bottom Dollar Guarantee” has the meaning set forth in Section 7.3.E.(4).

“Built-in Gain” means the excess of (i) the gross fair market value of the Contributed Property or Successor Properties) over (ii) the adjusted tax basis of the Contributed Property or Successor Property (as the case may be) for federal income tax purposes, as determined as of the Effective Date and as reduced from time to time in accordance with applicable provisions of the Code and Regulations.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by law to close.

“Calendar Quarter” means each of the following periods of each year: January 1 through and including March 31; April 1 through and including June 30; July 1 through and including September 30; and October 1 through and including December 31.

“Call Notice” means a written notice to the Non-Managing Members informing them of the Managing Member’s election to call their Non-Managing Member Units pursuant to Section 13.2 hereof.

“Capital Account” means, with respect to any Member, the Capital Account maintained for such Member on the Company’s books and records in accordance with the following provisions:

(a)                                 To each Member’s Capital Account, there shall be added such Member’s Capital Contributions, such Member’s allocable share of Net Income and any items of income or gain specially allocated pursuant to Section 6.3 hereof, and the amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member.

(b)                                 From each Member’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member’s allocable share of Net Loss and any items of loss or deductions specially allocated pursuant to Section 6.3 hereof, and the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company.

(c)                                  In the event any interest in the Company is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

(d)                                 In determining the principal amount of any liability for purposes of subsections (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(e)                                  The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. If the Managing Member shall determine that it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the Managing Member may make such modification provided that such modification will not have a material effect on the amounts distributable to any Member without such Member’s Consent. The Managing Member also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Sections 1.704-1(b) or 1.704-2 provided that such modification will not have a material effect on the amounts distributable to any Member without such Member’s Consent.

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any property or other assets (including, without limitation, the Contributed Property) that such Member contributes to the Company pursuant to Sections 4.1, 4.2 or 4.4 hereof and, with respect to the Initial Non-Managing Members, the Contribution Agreement.

“Cash Amount” means an amount of cash per LLC Unit equal to the product of (i) the Value of a REIT Share and (ii) the REIT Shares Amount determined as of the applicable Valuation Date.

“Certificate” means the Certificate of Formation of the Company filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

“Charter” means the Articles of Incorporation of the Managing Member, as amended, supplemented or restated from time to time.

“Closing Price” means the closing price of a REIT Share on the New York Stock Exchange.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Company” has the meaning set forth in the introductory paragraph of this Agreement, and any successor thereto.

“Company Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2) for the phrase “partnership minimum gain,” and the amount of Company Minimum Gain, as well as any net increase or decrease in Company Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Consent” means the consent to, approval of, or vote on a proposed action by a Member given in accordance with Article XIV hereof or otherwise as provided in this Agreement.

“Consent of the Non-Managing Members” means the Consent of a Majority in Interest of the Non-Managing Members, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by a Majority in Interest of the Non-Managing Members, in their reasonable discretion.

“Constructive Ownership” means ownership of REIT Shares, or any other interest in an entity, by a Person who is or would be treated as an owner thereof either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructively Own,” “Constructively Owned,” “Constructively Owns” and “Constructive Owner” shall have the correlative meanings.

“Contributed Property” means the “Chino Hills Property,” as that term is defined in the Contribution Agreement. In no event shall Contributed Property include any properties contributed by the Managing Member.

“Contribution Agreement” shall have the meaning given to such term in Recital A above.

“Contributor” shall have the meaning set forth in the introductory paragraph hereof.

“Contributor’s Contribution Liability” means with respect to the Contributor, any amounts owing or otherwise alleged to be owing by the Contributor to the Company or the Managing Member pursuant to the Contribution Agreement, including any such amounts for which the Contributor or Oakmont is otherwise liable pursuant and subject to the provisions of Article XII (Indemnification) thereof.

“Contributor’s Partners” means the constituent partners of Contributor (or any Affiliate of Contributor or the constituent partners or members of such Affiliate) who received Non-Managing Member Units pursuant to the Contribution Agreement and the terms of Section 4.1 and Section 12.1 hereof.

“Control” means, when used with respect to any Person, the possession directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with GAAP, should be capitalized.

“Depreciation” means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that, if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that, if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

“Disposition Proceeds” means (i) the net proceeds (i.e., after the repayment of any Debt and the payment of all costs related to the disposition) received by the Company upon the taxable disposition of the Contributed Property or Successor Property by the Company, or (ii) the net proceeds (i.e., after the repayment of any Debt and the payment of all costs related to the disposition) received by a Welfare Structure and distributed to the Company upon the taxable disposition of the Contributed Property or Successor Property by such Welfare Structure.

“Distributed Right” shall have the meaning set forth within the definition of “Adjustment Factor.”

“Effective Date” means June 1, 2014.

“Effective Price” means $42.11.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excess LLC Units” means any LLC Units held by a Non-Managing Member to the extent that, if such LLC Units were exchanged for the REIT Shares Amount pursuant to Section 8.6 hereof, such Non-Managing Member would Beneficially Own or Constructively Own REIT Shares in excess of the Ownership Limit or otherwise in violation of the Charter.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fiscal Year” means the fiscal year of the Company, which shall be the calendar year.

“flow through entity” has the meaning set forth in Section 11.6.E(9) hereof.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the United States accounting profession, which are applicable to the facts and circumstances on the date of determination.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)           The initial Gross Asset Value of any asset contributed by a Member to the Company shall be its gross fair market value, as agreed to by such Member and the Managing Member, and set forth on Exhibit A with respect to that Member or as otherwise set forth in the books and records of the Company; provided, however, that the initial Gross Asset Value of any asset contributed by the Managing Member or an Affiliate of the Managing Member to the Company shall be its gross fair market value as reasonably and in good faith determined by the Managing Member.

(b)           The Gross Asset Values of all Company assets immediately prior to the occurrence of any event described in clause (i), clause (ii), clause (iii), clause (iv) or clause (v) hereof shall be adjusted to equal their respective gross fair market values, as determined by the Managing Member using such reasonable and good faith method of valuation as it may adopt, as of the following times:

(i)            the acquisition of an additional interest in the Company (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 4.2 hereof or contributions or deemed contributions by the Managing Member pursuant to Section 4.4 hereof) by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(ii)           the distribution by the Company to a Member of more than a de minimis amount of Company property, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iii)          in connection with the grant of an interest in the Company (other than a de minimus interest) as consideration for the performance of services to or for the benefit of the Company by an existing Member acting in a capacity as a Member of the Company or by a new Member acting in a capacity as a Member of the Company or in anticipation of becoming a Member of the Company if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iv)          the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and

(v)           at such other times as the Managing Member shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c)           The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the Managing Member, provided that, if the distributee is the Managing Member or if the distributee and the Managing Member cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.

(d)           At the election of the Managing Member, the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the Managing Member reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

(e)           If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Loss.

“HCP” shall have the meaning set forth in the introductory paragraph hereof.

“Incapacity” or “Incapacitated” means, (i) as to any Member who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her person or his or her estate; (ii) as to any Member that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or limited liability company or the revocation of its charter; (iii) as to any Member that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Member that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Company; (v) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Member, the bankruptcy of such Member. For purposes of this definition, bankruptcy of a Member shall be deemed to have occurred when (a) the Member commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Member under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Member is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member, (c) the Member executes and delivers a general assignment for the benefit of the Member’s creditors, (d) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (b) above, (e) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Member or for all or any substantial part of the Member’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (g) the appointment without the Member’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within 90 days after the expiration of any such stay.

“Indemnitee” means (i) any Person made a party to a proceeding by reason of its status as (a) a Non-Managing Member or a Non-Managing Member Representative, (b) the Managing Member or (c) a director of the Managing Member or an officer or employee of the Company or the Managing Member and (ii) such other Persons (including Affiliates of the Managing Member or the Company) as the Managing Member may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Initial Managing Member Loan Amount” means with respect to the Managing Member Loan pursuant to Section 4.3.B, the initial principal amount set forth in Section 4.3.B.

“Initial Non-Managing Members” means the Non-Managing Members (or successors in interest thereof) who acquired their Non-Managing Member Units in exchange for the Contributed Property on the Effective Date.

“IRS” means the Internal Revenue Service.

“Joinder Agreement” means a Joinder Agreement in substantially the form attached hereto as Exhibit C.

“Liquidating Event” has the meaning set forth in Section 13.1 hereof.

“Liquidator” has the meaning set forth in Section 13.3.A hereof.

“LLC Distribution Date” means the date established by the Managing Member for the payment of actual distributions declared by the Managing Member pursuant to Sections 5.1 and 5.2, which date shall be the same as the date established by the Managing Member for the payment of dividends to holders of REIT Shares.

“LLC Record Date” means the record date established by the Managing Member for the distribution of Available Cash pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by the Managing Member for a dividend to holders of REIT Shares.

“LLC Units” means the Managing Member Units and the Non-Managing Member Units, collectively.

“Loan-to-Value Ratio” shall mean the ratio, as of the date of incurrence of any Debt incurred by the Company, in which the numerator is equal to the outstanding principal balance of all Debt of the Company and the denominator is equal to the fair market value of the Contributed Property or Successor Property, as reasonably and in good faith determined by the Managing Member.

“Majority in Interest of the Non-Managing Members” means at any time those Non-Managing Members (other than the Managing Member or any of its Affiliates in their capacity as a holder of Non-Managing Member Units) holding in the aggregate more than 50% of the then aggregate outstanding Non-Managing Member Units (other than those held by the Managing Member or any of its Affiliates).

“Majority of Remaining Members” means Non-Managing Members owning a majority of the Non-Managing Member Units held by Non-Managing Members.

“Make-Whole Payment” has the meaning set forth in Section 7.3.G.

“Managing Member” means the managing member of the Company, which shall be initially HCP.

“Managing Member Guarantee” has the meaning set forth in Section 11.2.A.

“Managing Member Loan” has the meaning set forth in Section 4.3.B.

“Managing Member Loan Amount” means, with respect to the Managing Member Loan, or any permitted Replacement Indebtedness pursuant to Section 7.3.E(3), the Initial Managing Member Loan Amount.

“Managing Member Note” has the meaning set forth in Section 4.3.B.

“Managing Member Shortfall” has the meaning set forth in Section 5.1.A(2).

“Managing Member Unit” means a single unit of Membership Interest of the Managing Member issued pursuant to Article IV hereof, as the same may be modified from time to time as provided in this Agreement. The ownership of Managing Member Units may (but need not, in the sole and absolute discretion of the Managing Member) be evidenced in the form of a certificate for such Managing Member Units.

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3) with respect to “partner nonrecourse debt minimum gain.”

“Member Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4) for the phrase “partner nonrecourse debt.”

“Member Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(2) for the phrase “partner nonrecourse deductions,” and the amount of Member

Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Members” means the Persons owning Membership Interests, including the Managing Member, Non-Managing Members and any Additional and Substitute Members, named as Members in Exhibit A attached hereto, which Exhibit A may be amended from time to time pursuant to the terms and conditions of this Agreement.

“Membership Interest” means an ownership interest in the Company, and includes any and all benefits to which the holder of such Membership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Membership Interest may be expressed as a number of Managing Member Units or Non-Managing Member Units, as applicable.

“Net Income” or “Net Loss” means, for each Fiscal Year of the Company, an amount equal to the Company’s taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)           Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(b)           Any expenditure of the Company described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(c)           In the event that the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)           Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)           In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

(f)            To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations

Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g)           Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item allocated pursuant to Section 6.3.A hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Company income, gain, loss or deduction available to be allocated pursuant to Section 6.3.A hereof shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”

“NMM Sharing Amount” means, with respect to any taxable disposition of a Contributed Property or Successor Property, the product equal to (a) the Sharing Amount multiplied by (b) the NMM Sharing Percentage.

“NMM Sharing Percentage” means a percentage equal to 1% multiplied by a fraction with the numerator equal to the number of Non-Managing Member Units then outstanding and the denominator equal to the number of Non-Managing Member Units issued by the Company to all Non-Managing Members; provided, however, any NMM Units reduced pursuant to Section 5.6.C hereof shall be subtracted from the denominator of such fraction.

“Non-Managing Member” means any Member other than the Managing Member (except to the extent the Managing Member holds Non-Managing Member Units).

“Non-Managing Member Reduction Units” has the meaning set forth in Section 5.6.C(1).

“Non-Managing Member Representative” means William P. Gallaher until a successor Non-Managing Member Representative shall have been appointed pursuant to Section 15.13 hereof and, thereafter, shall mean the person appointed and then acting as the Non-Managing Member Representative hereunder.

“Non-Managing Member Unit” or “NMM Unit” means a single unit of Membership Interest issued to a Non-Managing Member pursuant to Section 4.1 hereof, as the same may be modified from time to time as provided in this Agreement. The ownership of Non-Managing Member Units shall be evidenced in the form of a certificate for Non-Managing Member Units.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit B attached to this Agreement.

“Oakmont” has the meaning set forth in Recital A hereof.

“One Hundred Member Limit” has the meaning set forth in Section 11.6.E(9) hereof.

“Ownership Limit” means the restrictions on ownership and transfer provided for in Section 6 of the Charter, which prohibit persons from Beneficially Owning or Constructively Owning in excess of 9.8% of the number or value (whichever is more restrictive) of outstanding REIT Shares. The number and value of REIT Shares shall be determined by the Board of Directors of the Managing Member, in good faith, which determination shall be conclusive for all purposes hereof.

“Payment Quarter” has the meaning set forth in Section 5.1.A hereof.

“Percentage Interest” means, as to a Member holding a Membership Interest, its interest in the Company, as determined by dividing the LLC Units owned by such Member by the total number of LLC Units then outstanding as specified in Exhibit A attached hereto, as it may be modified or supplemented from time to time, or otherwise as set forth in the books and records of the Company.

“Permitted Non-Managing Member Assignment” has the meaning set forth in Section 11.3.A hereof.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Preferred Return Per Unit” means, with respect to each Non-Managing Member Unit outstanding on an LLC Record Date, an amount initially equal to zero, and increased cumulatively on each LLC Record Date by an amount equal to the product of (i) the cash dividend per REIT Share declared by the Managing Member for holders of REIT Shares on that LLC Record Date, multiplied by (ii) the Adjustment Factor in effect on that LLC Record Date; provided, however, that the increase that shall occur in accordance with the foregoing on the first LLC Record Date subsequent to the Effective Date shall be the foregoing product of (i) and (ii) above multiplied by a fraction, the numerator of which shall be the number of days in the period commencing on the Effective Date and ending on the first LLC Record Date following the Effective Date, and the denominator of which shall be the number of days in the period commencing on May 12, 2014 and ending on the first LLC Record Date following the Effective Date.

“Preferred Return Shortfall” means, for any holder of Non-Managing Member Units and as of any date, the amount (if any) by which (i) the Preferred Return Per Unit with respect to all Non-Managing Member Units held by such holder exceeds (ii) the aggregate amount previously distributed with respect to such Non-Managing Member Units pursuant to Section 5.1.A(1), Section 5.6.A(1) or Section 5.6.B(1) hereof, together with cumulative simple interest accruing thereon at the Prime Rate from the applicable LLC Distribution Date to the date of distribution.

“Preferred Return Shortfall Per Unit” means, for any holder of Non-Managing Member Units and as of any date, an amount equal to the quotient of (a) such Non-Managing

Member’s Preferred Return Shortfall, divided by (b) the number of Non-Managing Member Units then held by such Non-Managing Member (with Non-Managing Member Units no longer deemed outstanding on and after a Specified Redemption Date that occurs with respect to such Non-Managing Member Units).

“Prime Rate” means on any date, a rate equal to the annual rate on such date announced by Bank of America to be its prime, base or reference rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing but in no event greater than the maximum rate then permitted under applicable law. If Bank of America discontinues its use of such prime, base or reference rate or ceases to exist, the Managing Member shall designate the prime, base or reference rate of another state or federally chartered bank based in New York, New York or Los Angeles, California to be used for the purpose of calculating the Prime Rate hereunder.

“Profit Participation Amount” means with respect to any Member the sum of (a) cumulative distributions to such Member (including its predecessors, if any) pursuant to Section 5.6.A(2) to the extent such distributions did not result in a reduction in LLC Units pursuant to Section 5.6.C; and (b) the remaining amount of the cumulative distributions to such Member (including its predecessors, if any) pursuant to Section 5.6.A(2) multiplied by a fraction, the numerator of which is the excess (if any) of (i) the weighted average of the Values on each of the Reduction Dates over (ii) the Effective Price, and the denominator of which is the weighted average of the Values on each of the Reduction Dates. Exhibit D sets forth an example of the calculation of Profit Participation Amount.

“Properties” means any assets and property of the Company or a Welfare Structure such as, but not limited to, interests in real property (including the Contributed Property and Successor Properties, if any) and personal property, including, without limitation, fee interests, interests in ground leases, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Company or a Welfare Structure may hold from time to time.

“Property Appreciation” means, with respect to a taxable disposition of the Contributed Property or any Successor Properties, the excess of the sales price paid in such disposition (including amounts paid through the assumption of debt) over the initial Gross Asset Value of the Contributed Property (or if the disposition was of a Successor Property, the initial Gross Asset Value of the related Contributed Property to the extent it relates to such Successor Property) (or applicable portion thereof).

“Redemption” has the meaning set forth in Section 8.6.A hereof.

“Redemption Right” has the meaning set forth in Section 8.6.A hereof.

“Reduction” has the meaning set forth in Section 5.6.C hereof.

“Reduction Date” has the meaning set forth in Section 5.6.C hereof.

“Reduction Units” has the meaning set forth in Section 5.6.C hereof.

“Refinancing Debt” means any Debt (including indebtedness to the Managing Member or any Affiliate of the Managing Member), the repayment of which is secured by all or any portion of the Properties or which is incurred to repay a Managing Member Loan, subject to the provisions of Sections 7.3.E(3) and 7.3.E(4) hereof.

“Refinancing Debt Proceeds” means (i) the net proceeds from any Refinancing Debt incurred by the Company which remain after the repayment of any Debt with proceeds of the Refinancing Debt and the payment of all costs related to the Refinancing Debt, or (ii) the net proceeds from any Refinancing Debt incurred by a Welfare Structure which remain after the repayment of any Debt with proceeds of the Refinancing Debt and the payment of all costs related to the Refinancing Debt, and which are distributed to the Company.

“Registration Rights Agreement” with respect to each Initial Non-Managing Member, a Registration Rights Agreement in substantially the form of Exhibit G to the Contribution Agreement to be entered into between such Initial Managing Member and Managing Member concurrent with the Effective Date.

“Regulations” means one or more Treasury regulations promulgated under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 6.3.A(8) hereof.

“REIT” means a real estate investment trust, within the meaning of Code Sections 856 through 860.

“REIT Requirements” has the meaning set forth in Section 5.1.B hereof.

“REIT Share” means a share of the Common Stock of HCP, par value $1.00 per share.

“REIT Shares Amount” means a number of REIT Shares equal to the sum of (a) the product of (i) the number of Tendered Units and (ii) the Adjustment Factor plus (b) the quotient of (i) the product of (x) the number of Tendered Units and (y) Preferred Return Shortfall Per Unit divided by (ii) the Value of a REIT Share as of the applicable Valuation Date.

“Related Party” means, with respect to any Person, any other Person whose actual ownership, Beneficial Ownership or Constructive Ownership of shares of the Managing Member’s capital stock would be attributed to the first such Person under either (i) Code Section 544 (as modified by Code Section 856(h)(1)(b)) or (ii) Code Section 318 (as modified by Code Section 856(d)(5)).

“Replacement Indebtedness” has the meaning set forth in Section 7.3.E(3) hereof.

“Rights” means rights, options, warrants or convertible or exchangeable securities entitling the Managing Member’s shareholders to subscribe for or purchase REIT Shares, or any other securities or property.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Sharing Amount” means, with respect to any taxable disposition of the Contributed Property or any Successor Properties, the excess, if any, of the Aggregate Sharing Amount over the Sharing Amounts, if any, previously used for purposes of calculating Reduction Units pursuant to Section 5.6.C.

“Sharing Percentage” means, with respect to a Non-Managing Member (including the Managing Member with respect to any Non-Managing Member Units held by the Managing Member) or Assignee, its share of the NMM Sharing Percentage based on its share of the Non-Managing Member Units and, with respect to the Managing Member (in its capacity as the Managing Member), one hundred percent (100%) minus the NMM Sharing Percentage.

“Specified Redemption Date” means (A) in the case of a Redemption pursuant to Section 8.6.A hereof and subject to the terms thereof, the twentieth (20th) calendar day (or, if such day is not a Business Day, the next following Business Day) after the receipt by the Managing Member of a Notice of Redemption, or such earlier date as the Managing Member may agree, in its sole and absolute discretion; provided, however, that notwithstanding any provisions set forth herein to the contrary, in no event shall the Specified Redemption Date with respect to any LLC Unit occur prior to the first (1st) anniversary of the Effective Date; provided, further, that the Specified Redemption Date, as well as the closing of a Redemption on any Specified Redemption Date, may be deferred, in the Managing Member’s sole and absolute discretion, for such time (but in any event not more than 90 days in the aggregate) as may reasonably be required to effect, as applicable, (i) necessary funding arrangements, (ii) compliance with the Securities Act or other law (including, but not limited to, (a) state “blue sky” or other securities laws and (b) the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), and (iii) satisfaction or waiver of other commercially reasonable and customary closing conditions and requirements for a transaction of such nature, and (B) in the case of the delivery of a Call Notice pursuant to Section 13.2, the tenth (10th) calendar day (or, if such day is not a Business Day, the next following Business Day) after the mailing to the applicable Non-Managing Members of a Call Notice.

“Subsequent Threshold Date” means the date upon which the Subsequent Threshold Test has been satisfied.

“Subsequent Threshold Test” means a test which will be satisfied on the date on which eighty percent (80%) of the LLC Units issued by the Company to the Initial Non-Managing Members have been disposed of pursuant to a Taxable Disposition or Series of Taxable Dispositions.

“Subsidiary” means, with respect to any Person other than the Company, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such

Person; provided, however, that, with respect to the Company, “Subsidiary” means solely a partnership or limited liability company (taxed, for federal income tax purposes, as a partnership or disregarded entity and not as an association or publicly traded partnership taxable as a corporation) of which the Company is a partner or member unless the Managing Member has received an unqualified opinion from independent counsel of recognized standing, or a ruling from the IRS, that the ownership of shares of stock of a corporation or other entity will not jeopardize the Managing Member’s status as a REIT, in which event the term “Subsidiary” shall include the corporation or other entity which is the subject of such opinion or ruling.

“Substituted Member” means an Assignee who is admitted as a Member to the Company pursuant to Section 11.4 hereof. The term “Substituted Member” shall not include any Additional Member.

“Successor Properties” means real properties acquired by the Company or a Welfare Structure in connection with a Tax-Free Disposition of the Contributed Property or any Successor Properties (each, a “Successor Property”) (or, where applicable, the ownership interests in a Subsidiary(ies) holding title to such real properties).

“Taxable Disposition” means a transaction in which an LLC Unit has either (a) been disposed of to the extent such disposition is a taxable transaction (including, without limitation, a Redemption or exchange pursuant to Section 8.6.A hereof) or (b) otherwise received a “step-up” in tax basis to its fair market value at the time of such “step-up” (e.g., as a result of the death of a holder of LLC Units who is an individual).

“Tax-Free Disposition” means the disposition of property in a transaction that is not subject to tax under the Code, including, without limitation, by virtue of the provisions of Code Section 1031.

“Tax Items” has the meaning set forth in Section 6.1 hereof.

“Tax Matters Partner” has the meaning set forth in Section 10.3.A hereof.

“Tax Protection Period” means the period of time beginning on the Effective Date and ending on the first to occur of (i) the tenth (10th) anniversary of the Effective Date or (ii) the Subsequent Threshold Date.

“Tendered Unit” has the meaning set forth in Section 8.6.A hereof.

“Tendering Party” has the meaning set forth in Section 8.6.B hereof.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Company (whether held directly or indirectly through a Welfare Structure) or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Company (whether held directly or indirectly through a Welfare Structure).

“Termination Transaction” has the meaning set forth in Section 11.2.B hereof.

“Transfer,” when used with respect to an LLC Unit or all or any portion of a Membership Interest, means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law. The terms “Transferred” and “Transferring” have correlative meanings.

“Triggering Event” has the meaning set forth in Section 7.3.G hereof.

“Unit Amount” means, with respect to a taxable disposition of a Contributed Property or Successor Property, a number of LLC Units equal to the product of (i) the number of LLC Units outstanding at the time of such disposition, and (ii) the Unit Portion.

“Unit Appreciation” means, with respect to any taxable disposition of the Contributed Property or any Successor Properties, the product of the (i) Unit Amount and (ii) excess of the Value at the time of such disposition over the Effective Price.

“Unit Portion” means, with respect to a taxable disposition of the Contributed Property or any Successor Property, a number determined by dividing (i) the net cash flow (ignoring payments made by the Company under any Debt related to such Property) produced by such Property (or applicable portion thereof) for the twelve month period immediately prior to such disposition, by (ii) the net cash flow (ignoring payments made by the Company under any Debt related to the Contributed Property and all Successor Properties) produced by the Contributed Property and all Successor Properties held by the Company for the twelve month period immediately prior to such disposition.

“Valuation Date” means (a) in the case of a tender of LLC Units for Redemption, the date of receipt by the Managing Member of the Notice of Redemption with respect to those LLC Units, or if such date is not a Business Day, the immediately preceding Business Day, (b) for purposes of Section 5.6.C hereof, the Reduction Date or, if the Reduction Date is not a Business Day, the immediately preceding Business day, (c) for purposes of Section 13.2, the date the Call Notice is delivered or, if such day is not a Business Day, the immediately preceding Business Day, and (d) in any other case, the date specified in this Agreement or, if such date is not a Business Day, the immediately preceding Business Day.

“Value” means, on any Valuation Date, the average of the Closing Prices for the twenty (20) consecutive trading days ending on the second trading day immediately prior to the Valuation Date.

“Welfare Structure” has the meaning set forth in Section 7.1.A(25) hereof.

ARTICLE II
ORGANIZATIONAL MATTERS

2.1                               Formation

The Company is a limited liability company formed pursuant to the provisions of the Act for the purposes stated in Section 3.1 and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act.

2.2                               Name

The name of the Company is HCP DR California II, LLC. The Company’s business may be conducted under any other name or names deemed advisable by the Managing Member, in its reasonable discretion, including the name of the Managing Member or any Affiliate thereof. The Managing Member in its sole and absolute discretion may change the name of the Company at any time and from time to time in accordance with applicable law and shall notify the Members of such change in the next regular communication to the Members.

2.3                               Registered Office and Agent; Principal Place of Business; Other Places of Business

The address of the registered office of the Company in the State of Delaware is located at c/o Corporation Service Company, 2711 Centerville, Suite 400, Newcastle County, Wilmington, Delaware 19808, and the registered agent for service of process on the Company in the State of Delaware at such registered office is Corporation Service Company, 2711 Centerville, Suite 400, Newcastle County, Wilmington, Delaware 19808. The principal office of the Company is located at 3760 Kilroy Airport Way, Suite 300, Long Beach, California 90806, or such other place as the Managing Member may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member deems advisable.

2.4                               Power of Attorney

A.                          Each Member (other than the Managing Member) and each Assignee hereby irrevocably constitutes and appoints the Managing Member, any Liquidator, and authorized officers and attorneys in fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(1)                   execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the Managing Member or any Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (b) all instruments that the Managing Member or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the Managing Member or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any

Member pursuant to, or other events described in, Articles XI, XII or XIII hereof or the Capital Contribution of any Member; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Membership Interests; and

(2)                   execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Managing Member or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the Managing Member or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained in this Section 2.4 shall be construed as authorizing the Managing Member or any Liquidator to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement.

B.                          The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Members and Assignees will be relying upon the power of the Managing Member to act as contemplated by this Agreement, and it shall survive and not be affected by the subsequent Incapacity of any Member or Assignee and the Transfer of all or any portion of such Member’s or Assignee’s LLC Units or Membership Interest and shall extend to such Member’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Member or Assignee hereby agrees to be bound by any representation made by the Managing Member or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Member or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Managing Member or any Liquidator, taken in good faith under such power of attorney.  Each Member or Assignee shall execute and deliver to the Managing Member or any Liquidator, within 15 days after receipt of the Managing Member’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the Managing Member or the Liquidator, as the case may be, reasonably deems necessary to effectuate this Agreement and the purposes of the Company.

2.5                               Term

The term of the Company commenced on May 7, 2014, the date that the original Certificate was filed in the office of the Secretary of State of Delaware in accordance with the Act, and shall continue until terminated pursuant the provisions of Article 13 hereof or as otherwise provided by law.

ARTICLE III
PURPOSE

3.1                               Purpose and Business

The sole purposes of the Company are (i) to acquire, own, manage, operate, repair, renovate, maintain, improve, expand, redevelop, encumber, sell, lease, hold for appreciation, or otherwise dispose of, in accordance with the terms of this Agreement, the Properties and any other Properties acquired by the Company or by Subsidiaries of the Company engaged in the foregoing, and to invest and ultimately distribute funds, including, without limitation, funds obtained from owning or otherwise operating the Properties and any other Properties acquired by the Company or by Subsidiaries of the Company engaged in the foregoing and the proceeds from the sale or other disposition of the Properties and any other Properties acquired by the Company, all in the manner permitted by this Agreement, and (ii) subject to and in accordance with the terms of this Agreement, to do anything necessary or incidental to the foregoing.

3.2                               Powers

The Company is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that notwithstanding any other provision in this Agreement, but subject to Sections 7.3.E, 7.3.F, and 7.3.G, the Managing Member may cause the Company to take any action to avoid a result that, or refrain from taking any action that, in the reasonable judgment of the Managing Member, (i) could adversely affect the ability of the Managing Member to continue to qualify as a REIT, (ii) could subject the Managing Member to any additional taxes under Code Section 857 or Code Section 4981, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Managing Member, its securities or the Company, unless such action (or inaction) under clause (i), clause (ii) or clause (iii) above shall have been specifically Consented to by the Managing Member in writing.

3.3                               Specified Purposes

The Company shall be a limited liability company only for the purposes specified in Section 3.1 hereof, and this Agreement shall not be deemed to create a company, venture or partnership between or among the Members with respect to any activities whatsoever other than the activities within the purposes of the Company as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Member shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Company, its properties or any other Member. No Member, in its capacity as a Member under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Member, nor shall the Company be responsible or liable for any indebtedness or obligation of any Member, incurred either before or after the execution and delivery of this Agreement by such Member, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

3.4                               Representations and Warranties by the Members; Disclaimer of Certain Representations

A.                          Each Member that is an individual (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to the Company, the Managing Member and each other Member that (i) such Member has the legal capacity to enter into this Agreement and perform such Member’s obligations hereunder, (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Member will not result in a breach or violation of, or a default under, any material agreement by which such Member or any of such Member’s property is bound, or any statute, regulation, order or other law to which such Member is subject, (iii) such Member is neither a “foreign person” within the meaning of Code Section 1445(f) nor a “foreign partner” within the meaning of Code Section 1446(e), and (iv) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms.

B.                          Each Member that is not an individual (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to the Company, the Managing Member and each other Member that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its managing member(s) (or, if there is no managing member, a majority in interest of all members), committee(s), trustee(s), general partner(s), beneficiaries, directors and shareholder(s), as the case may be, as required, (ii) the consummation of such transactions will not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws, as the case may be, any material agreement by which such Member or any of such Member’s properties or any of its partners, members, beneficiaries, trustees or shareholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Member or any of its partners, members, trustees, beneficiaries or shareholders, as the case may be, is or are subject, (iii) such Member is neither a “foreign person” within the meaning of Code Section 1445(f) nor a “foreign partner” within the meaning of Code Section 1446(e), and (iv) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms.

C.                          Each Member (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents, warrants and agrees that it has acquired and continues to hold its interest in the Company for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Member further represents and warrants that it is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act and is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Company in what it understands to be a highly speculative and illiquid investment.

D.                          The representations and warranties contained in Sections 3.4.A, 3.4.B and 3.4.C hereof shall survive the execution and delivery of this Agreement by each Member (and, in the case of an Additional Member or a Substituted Member, the admission of such Additional Member or Substituted Member as a Member in the Company) and the dissolution, liquidation and termination of the Company.

E.                           Each Member (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) hereby represents that it has consulted and been advised by its legal counsel and tax advisor in connection with, and acknowledges that no representations as to potential profit, tax consequences of any sort (including, without limitation, the tax consequences resulting from forming or operating the Company, conducting the business of the Company, executing this Agreement, consummating the transaction provided for in or contemplated by the Contribution Agreement, making a Capital Contribution, being admitted to the Company, receiving or not receiving distributions from the Company, exchanging LLC Units or being allocated Tax Items), cash flows, funds from operations or yield, if any, in respect of the Company or the Managing Member have been made by the Company, any Member or any employee or representative or Affiliate of the Company or any Member, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Member shall not constitute any representation or warranty of any kind or nature, express or implied.

ARTICLE IV
CAPITAL CONTRIBUTIONS

4.1                               Capital Contributions of the Initial Members

At the time of their respective execution of this Agreement, the Members (or, in the event a Member shall be one of a Contributor’s Partners, the Contributor) shall make initial Capital Contributions as set forth in Exhibit A to this Agreement and pursuant to the Contribution Agreement. The Members (including, without limitation, each of Contributor’s Partners, if applicable) shall own Managing Member Units and Non-Managing Member Units, as applicable, in the amounts set forth on Exhibit A. Except as required by law or as otherwise provided in Sections 4.1, 4.2, 4.3(B) and 4.4, no Member shall be required or permitted to make any additional Capital Contributions or loans to the Company.

4.2                               Additional Members

The Managing Member is authorized to admit one or more Additional Members to the Company from time to time, subject to and in accordance with the provisions of Section 12.3 hereof, on terms and conditions and for such Capital Contributions as may be established by the Managing Member in its reasonable discretion, subject to the provisions of Section 12.3. The provisions of Sections 7.3 and 12.3 shall govern the acquisition by the Company in the future of Properties in addition to the Contributed Property and any Successor Properties thereof, by means of Capital Contributions by other Persons, which Capital Contributions shall be set forth in Exhibit A or the books and records of the Company. As a condition to being admitted to the Company, each Additional Member shall execute a Joinder Agreement.

4.3                               Loans and Incurrence and Payment of Debt

A.                          Subject to the provisions of Sections 7.3.E(3) and 7.3.E.(4) hereof, the Company may incur or assume Debt, or enter into other similar credit, guarantee, financing (including, without limitation, the encumbrance of the Properties for the debt of Affiliates of the Managing Member pursuant to so-called cross-collateralized loans, or otherwise) or refinancing arrangements, repay or prepay Debt, for any purpose (including, without limitation, in connection with any further acquisition of Properties from any Person), upon such terms as the Managing Member determines appropriate; provided, however, that any Debt shall be nonrecourse to the Managing Member unless the Managing Member otherwise agrees; provided, further, that except as otherwise required for the Managing Member in order to avoid an obligation to make a Make-Whole Payment pursuant to Sections 7.3.E(3) or 7.3.E(4), at the time of incurrence by the Company of any such Debt, (i) the Loan-to-Value Ratio shall not exceed Sixty-Five Percent (65%) and (ii) the Managing Member shall have determined in good faith that the Debt service payment obligations of such Debt will not adversely affect the rights of the Non-Managing Members to receive distributions pursuant to the provisions of Section 5.1.A(1) and 5.1.A(3).”

B.                          In connection with the consummation of the transactions contemplated by the Contribution Agreement and in addition to the initial Capital Contribution made by the Managing Member as set forth in Exhibit A, the Managing Member has made a loan to the Company (the “Managing Member Loan”) in the original principal amount of $16,710,000 (the “Initial Managing Member Loan Amount”), which loan is evidenced by a promissory note in the Initial Managing Member Loan Amount made by the Company in favor of the Managing Member (as may be amended, renewed, supplemented, modified or otherwise supplemented from time to time, the “Managing Member Note”).  Notwithstanding anything to the contrary herein, the Members hereby approve the Managing Member Loan and the terms of the Managing Member Note as evidence thereof in substantially the form attached hereto as Exhibit F.

C.                          Without limiting the foregoing, subject to the provisions of Section 7.3.E, the Managing Member is authorized, in its sole and absolute discretion, to cause the Company to repay or prepay any Debt.

4.4                               Additional Funding and Capital Contributions

A.                          General. The Managing Member may, at any time and from time to time, determine that the Company requires additional funds (“Additional Funds”) for the operation of the Company. Additional Funds may be raised by the Company in accordance with the terms of Sections 4.2 or 4.3 hereof or pursuant to the terms of this Section 4.4; provided, however, that in no event shall any Non-Managing Member be required to make additional Capital Contributions. No Person, including, without limitation, any Member or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Membership Interest.

B.                          Additional Contributions. The Managing Member on behalf of the Company may raise all or any portion of the Additional Funds by making additional Capital Contributions, subject to the provisions of Section 7.3. Subject to the definition of “Gross Asset Value,” the Managing Member shall determine in good faith the amount, terms and conditions of such additional Capital Contributions. The Managing Member shall receive that number of additional Managing Member Units in consideration for additional Capital Contributions made by the Managing Member equal to the initial Gross Asset Value of the additional Capital Contribution (net of the amount of liabilities of the Managing Member assumed by the Company or that are secured by the property contributed to the Company) (or, in the event of a contribution of cash, the amount of cash so contributed), divided by the product of (1) the Value as of the date of such Capital Contribution and (2) the Adjustment Factor.  In addition to the foregoing, the Managing Member shall also be permitted to make additional Capital Contributions of cash or other property to the Company in accordance with the terms and restrictions set forth herein for any lawful purpose.

C.                          Timing of Additional Capital Contributions. If additional Capital Contributions are made by a Member on any day other than the first (1st) day of a Fiscal Year, then Net Income, Net Loss, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Members for such Fiscal Year, if necessary, shall be allocated among such Members by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the “interim closing of the books” or “daily proration” method or another permissible method selected by the Managing Member.

4.5                               No Interest; No Return

Except as provided herein, no Member shall be entitled to interest on its Capital Contribution or on such Member’s Capital Account. Except as provided herein or by law, no Member shall have any right to demand or receive the return of its Capital Contribution from the Company.

ARTICLE V
DISTRIBUTIONS

5.1                               Requirement and Characterization of Distributions

A.                          Subject to the provisions of Sections 5.7 and 5.8 hereof, the Managing Member shall cause the Company to distribute quarterly on the LLC Distribution Date all Available Cash generated by the Company during the calendar quarter most recently ended prior to the LLC Distribution Date (the “Payment Quarter”) as follows:

(1)                   First, to the holders of the Non-Managing Member Units, in accordance with their relative Preferred Return Shortfalls at the end of the Payment Quarter, until the Preferred Return Shortfall for each holder of Non-Managing Member Units at the end of the Payment Quarter is zero, provided, however, that in the event a Reduction Date occurs during any Payment Quarter, a distribution shall be made under this Section 5.1.A(1) on the LLC Distribution Date associated with such Payment Quarter to the holder or holders of the Reduction Units in an amount determined by multiplying the amount that would have been distributed on the LLC Distribution Date under this Section 5.1.A(1) in respect of the Reduction Units had they been outstanding on the last day of such Payment Quarter by a fraction, the numerator of which shall be the number of days beginning on the first day of the Payment Quarter relating to the

LLC Distribution Date and ending on the Reduction Date and the denominator of which shall be the number of days in the Payment Quarter in which the Reduction Date occurs.

(2)                   Second, to the Managing Member until the Managing Member has received an amount equal to the excess (the “Managing Member Shortfall”), if any, of (A) the amount of cash that must be distributed to the Managing Member such that aggregate distributions of cash pursuant to Sections 5.1.A(1), 5.1.A(2), 5.6.A(1) and 5.6.B(1) shall have been made to all Members pro rata to the Members’ Percentage Interests, over (B) the sum of all prior distributions to the Managing Member pursuant to this Section 5.1.A(2) and Sections 5.6.A(1) and 5.6.B(1).

(3)                   Thereafter, the Managing Member may, in its sole discretion, cause the Company to distribute all Available Cash remaining after the distributions provided for in Section 5.1.A(1) and 5.1.A.(2) above to the Members in proportion to their Sharing Percentages.

B.                          The Managing Member may take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with its qualification as a REIT, to cause the Company to distribute sufficient amounts to enable the Managing Member to pay stockholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations (“REIT Requirements”), and (b) except to the extent the Managing Member elects, in its sole discretion, not to make such distributions, avoid any federal income or excise tax liability of the Managing Member.

5.2                               Distributions in Kind

No right is given to any Member to demand and receive property other than cash. The Managing Member may determine, with the Consent of the Non-Managing Members, to make a distribution in kind to the Members of Company assets, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5 and 6 hereof. The fair market value of any Property distributed in kind shall be determined (i) prior to the Subsequent Threshold Date, by the Managing Member with the Consent of the Non-Managing Members, and (ii) thereafter, by the Managing Member in its good faith determination.

5.3                               Amounts Withheld

Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Managing Member determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Code Section 1441, Code Section 1442, Code Section 1445 or Code Section 1446. Any amount paid on behalf of or with respect to a Member shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within 15 days after notice from the

Managing Member that such payment must be made unless (i) the Company withholds such payment from a distribution that would otherwise be made to the Member or (ii) the Managing Member determines that such payment may be satisfied out of the Available Cash of the Company that would, but for such payment, be distributed to the Member. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Member. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member’s Membership Interest to secure such Member’s obligation to pay to the Company any amounts required to be paid pursuant to this Section 5.3. In the event that a Member fails to pay any amounts owed to the Company pursuant to this Section 5.3 when due, the Managing Member may, in its sole and absolute discretion, elect to make the payment to the Company, either directly or through an Affiliate, on behalf of such defaulting Member, and in such event shall be deemed to have loaned such amount to such defaulting Member and shall succeed to all rights and remedies of the Company as against such defaulting Member (including, without limitation, the right to receive distributions). Any amounts payable by a Member hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Member shall take such actions as the Company or the Managing Member shall request in order to perfect or enforce the security interest created hereunder.

5.4                               Distributions Upon Liquidation

Notwithstanding the other provisions of this Article 5, net proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Company shall be distributed to the Members in accordance with Section 13.3 hereof.

5.5                               Restricted Distributions

Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Managing Member, on behalf of the Company, shall make a distribution to any Member on account of its Membership Interest or interest in LLC Units if such distribution would violate Section 18-607 of the Act or other applicable law.

5.6                               Distributions of Proceeds from Sale of Properties and Refinancing Debt

A.                          Subject to the provisions of Sections 5.7 and 5.8 below, in the event of a taxable disposition of some, but not all, of the Properties, the Managing Member shall cause the Company to (i) reinvest (including by making loans pursuant to the terms of this Agreement) the Disposition Proceeds to the extent the Managing Member elects to do so and in the amount determined by the Managing Member to be appropriate (and to hold the Disposition Proceeds in an interest bearing account pending such reinvestment), in its sole discretion, and (ii) if the Managing Member elects, in its sole discretion, distribute all or any portion of the Disposition Proceeds, as follows:

(1)                   First, to the holders of LLC Units in accordance with their Preferred Return Shortfalls until the Preferred Return Shortfall for each holder of Non-Managing Member Units is zero, and then to the Managing Member to the extent of its Managing Member Shortfall;

(2)                   Second, to the holders of LLC Units pro rata to their holdings of LLC Units but only to the extent that such distribution would not cause the number of LLC Units held by the Non-Managing Members to be reduced below zero pursuant to the provisions of Section 5.6.C hereof; and

(3)                   Third, the remaining balance of the Disposition Proceeds, if any, to the Managing Member.

B.                          Subject to the provisions of Section 5.7, upon the incurrence of Refinancing Debt, the Managing Member shall cause the Company to (i) reinvest (including by making loans pursuant to the terms of this Agreement) the Refinancing Debt Proceeds to the extent the Managing Member elects to do so and in the amount determined by the Managing Member to be appropriate (and to hold the Refinancing Debt Proceeds in an interest bearing account pending such reinvestment), in its sole discretion, and (ii) if the Managing Member elects, in its sole discretion, distribute all or any portion of the Refinancing Debt Proceeds, as follows:

(1)                   First, to the holders of the Non-Managing Member Units in accordance with their Preferred Return Shortfalls until the Preferred Return Shortfall for each holder of Non-Managing Member Units is zero, and then to the Managing Member to the extent of its Managing Member Shortfall; and

(2)                   Second, the remaining balance of the Refinancing Debt Proceeds, if any, to the Members in proportion to their Sharing Percentages.

C.                          The number of LLC Units outstanding on the date of a distribution pursuant to Section 5.6.A(2) hereof will be reduced (each such reduction a “Reduction”) by a number of LLC Units (rounded down to the nearest whole unit) (the “Reduction Units”) on the date of the distribution (the “Reduction Date”) by the aggregate number of LLC Units (the “Total Units”) as follows:

(1)                   The Non-Managing Member Units shall be reduced by a number of LLC Units (rounded down to the nearest whole unit) (the “Non-Managing Member Reduction Units”) determined by dividing (i) the excess of (a) the aggregate amount of distributions made on the Reduction Date to Non-Managing Members and Assignees pursuant to Sections 5.6.A(2) and 5.6.B(2), over (b) the NMM Sharing Amount by (ii) the product obtained by multiplying (a) Value on the Reduction Date by (b) the Adjustment Factor. The Non-Managing Member Reduction Units shall be allocated (as closely as practicable in whole units) among the holders of Non-Managing Member Units in accordance with their respective holdings of Non-Managing Member Units.

(2)                   The Managing Member Units shall be reduced by a number of Managing Member Units (by a number of LLC Units (rounded down to the nearest whole unit) (the “Managing Member Reduction Units”) equal to the product of (i) the Reduction Units with respect to the Non-Managing Members divided by the aggregate Percentage Interest of the Non-Managing Members immediately prior to the Reduction Date, times (ii) the Percentage Interest of the Managing Member immediately prior to such Reduction Date, provided the Managing Member Units shall not be reduced to less than 1 LLC Unit.

To reflect the foregoing reduction, each Member shall return to the Managing Member the certificate evidencing the Reduction Units allocated to him or it or the Managing Member Units so reduced which will be canceled and a new certificate evidencing the reduced number of Managing Member Units or Non-Managing Member Units shall be immediately issued to such Member by the Managing Member on behalf of the Company. In the event the number of outstanding Non-Managing Member Units held by a Non-Managing Member or Assignee is reduced (pursuant to this Section 5.6.C or otherwise) to zero, such Non-Managing Member or Assignee shall cease to have an interest in the Company (other than the right to receive final distributions and allocations resulting from the liquidation of their interest). Exhibit D sets forth an example of a Reduction in Non-Managing Member Units and Managing Member Units pursuant to this Section 5.6.C.

D.                          The Managing Member shall have no obligation to incur Refinancing Debt for the purpose of making distributions pursuant to this Section 5.6 or for any other purpose, except as provided in Sections 7.3.E(3) and 7.3.E(4).

5.7                               Distributions Following Redemption

Notwithstanding anything to the contrary contained herein, a Non-Managing Member shall not be entitled to any distribution pursuant to this Article V with respect to any Tendered Units if the next LLC Record Date is on or after the Specified Redemption Date for such Tendered Unit(s).

5.8                               Offsets

Without in any way limiting any other right or remedy at law or otherwise, Managing Member shall be entitled to offset against any distribution payable to a Non-Managing Member pursuant to this Article V and Article XIII hereof any amounts owing or otherwise alleged to be owing to the Company or the Managing Member by (i) such Non-Managing Member, including, without limitation, pursuant to any applicable Registration Rights Agreement or (ii) by the Contributor on account of such Contributor’s Contribution Liability. Any amounts so offset pursuant to the foregoing shall be deemed for all purposes to have been distributed or paid to such Non-Managing Member as required by this Agreement.

5.9                               Special Managing Member Distribution Calculation

Notwithstanding anything to the contrary in this Agreement, for purposes of determining the Managing Member Shortfall distributions payable to the Managing Member pursuant to Sections 5.1A(2), 5.6A(1) and 5.6B(1) as of any LLC Distribution Date pursuant to

Section 5.1 or as of the date of distribution of any Disposition Proceeds or Refinancing Proceeds pursuant to Section 5.6, the Managing Member shall be treated as holding that number of Managing Member Units equal to the product of (x) the total number of Managing Member Units held by the Managing Member as of such date, times (y) 1.20.

ARTICLE VI
ALLOCATIONS

6.1                               Timing and Amount of Allocations of Net Income and Net Loss

Net Income and Net Loss of the Company shall be determined and allocated with respect to each Fiscal Year of the Company as of the end of each such year. Except as otherwise provided in this Article 6, an allocation to a Member of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction (collectively, “Tax Items”) that is taken into account in computing Net Income or Net Loss.

6.2                               General Allocations

A.                          Operating Net Income and Net Loss. Except as otherwise provided in Sections 6.2.B, 6.2.C or 6.3 hereof:

(1)                   Net Loss with respect to any Fiscal Year of the Company, other than Net Loss attributable to a disposition of any or all of the Real Properties, and other than Net Loss attributable to a Liquidating Event, shall be allocated to the Members and Assignees in proportion to their Sharing Percentages.

(2)                   Net Income with respect to any Fiscal Year of the Company, other than Net Income attributable to a disposition of any or all of the Real Properties, and other than Net Income attributable to a Liquidating Event, shall be allocated as follows:

(a)                    First, to each Member or Assignee in proportion to, and to the extent of, the amount that cumulative Net Loss previously allocated to such Member or Assignee pursuant to Section 6.2.A(1) exceeds the cumulative amount of Net Income previously allocated to such Member or Assignee pursuant to this Section 6.2.A(2)(a); and

(b)                    Second, to each Member or Assignee in an amount that will cause such allocation, together with the amount of all previous allocations of Net Income under this Section 6.2.A(2)(b) and Section 6.2.B(2)(b) to be in proportion to and to the extent of the cumulative distributions received by such Member or Assignee pursuant to Sections 5.1.A, 5.6.A(1), 5.6(A)(2) (but only to the extent of the Profit Participation Amount) and 5.6.B(1) for the current and all prior Fiscal Years; and

(c)                     Thereafter, to each Member or Assignee pro rata to such Member’s or Assignee’s Sharing Percentage.

B.                          Net Income and Net Loss from the Disposition of Properties. Except as otherwise provided in Sections 6.2.C or 6.3:

(1)                   Net Loss attributable to a disposition of any or all of the Properties shall be allocated to the Members and Assignees in proportion to their Sharing Percentages.

(2)                   Net Income attributable to a disposition of any or all of the Properties shall be allocated as follows:

(a)                    First, to each Member or Assignee in proportion to, and to the extent of, the amount that cumulative Net Loss previously allocated to such Member or Assignee pursuant to Section 6.2.B(1) exceeds the cumulative amount of Net Income previously allocated to such Member or Assignee pursuant to this Section 6.2.B(2)(a);

(b)                    Second, to each Member or Assignee in an amount that will cause such allocation, together with the amount of all previous allocations of Net Income under this Section 6.2.B(2)(b) and Section 6.2.A(2)(b) to be in proportion to and to the extent of the cumulative distributions received by such Member or Assignee pursuant to Sections 5.1.A, 5.6.A(1), 5.6(A)(2) (but only to the extent of the Profit Participation Amount) and 5.6.B(1) for the current and all prior Fiscal Years; and

(c)                     Thereafter, to each Member or Assignee pro rata to such Member’s or Assignee’s Sharing Percentage.

C.                          Net Income and Net Loss Upon Liquidation. If a Liquidating Event occurs in a Fiscal Year, or if the number of LLC Units held by the Non-Managing Members have been reduced (pursuant to Section 5.6.C or otherwise) to zero, Net Income or Net Loss (or, if necessary, separate items of income, gain, loss and deduction) for such Fiscal Year and any Fiscal Years thereafter shall, subject to Section 6.3, be allocated among the Members, as follows:

(1)                   First, to holders of Non-Managing Member Units, pro rata to their Percentage Interests, in such amounts as will cause, to the greatest extent possible, each such holder’s Capital Account per Non-Managing Member Unit (if any) to be equal to the sum of (a) such holder’s Preferred Return Shortfall per unit, (b) the product of (i) the Value of a REIT Share (with the date of the liquidating distribution being the Valuation Date), and (ii) the Adjustment Factor (with the product set forth in (b) being equal to zero if the number of outstanding Non-Managing Member Units has been reduced (pursuant to Section 5.6.C, or otherwise) to zero), and (c) an amount equal to (x) the NMM Sharing Amount, calculated as if all of the Properties then owned by the Company were sold in a taxable transaction at their fair market values, divided by (y) the total number of Non-Managing Member Units then outstanding; and

(2)                   Thereafter, to the Managing Member.

6.3                               Additional Allocation Provisions

A.                          Regulatory Allocations.

(1)                   Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3.A(1) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(2)                   Member Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3.A(2) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(3)                   Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member(s) who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i)(1).

(4)                   Nonrecourse Deductions. Any Nonrecourse Deductions for any Fiscal Year shall be shall be allocated among the Members in proportion to their respective Percentage Interests.

(5)                   Qualified Income Offset. If any Member unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Member in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 6.3.A(5) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3.A(5) were not in the Agreement. It is intended that this Section 6.3.A(5) qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(6)                   Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Member, such allocation of Net Loss shall be reallocated among the other Members in accordance with the positive balances in such Members’ Capital Accounts so as to allocate the maximum permissible Net Losses to each member under Regulations Section 1.704-1(b)(2)(ii)(d).

(7)                   Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their LLC Units in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(8)                   Curative Allocations. The allocations set forth in Sections 6.3.A(1) through (7) hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.1 and 6.2 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

B.                          Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Member’s proportional share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), each Member’s interest in Company profits shall be such Member’s Percentage Interest.

6.4                               Tax Allocations

A.                          In General. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations each of the Company’s Tax Items shall be allocated among the Members in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.

B.                          Allocations Respecting Section 704(c) Revaluations. Notwithstanding Section 6.4.A hereof, Tax Items with respect to Property that is contributed to the Company with a Gross Asset Value that varies from its basis in the hands of the contributing Member immediately preceding the date of contribution shall be allocated among the Members for income tax purposes pursuant to the “traditional method” as described in Regulations Section 1.704-3(b). In the event that the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value” (provided in Article 1 hereof), subsequent allocations of Tax Items with respect to such asset (other than Tax Items governed by the previous sentence) shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and this Section 6.4.B, pursuant to any method permitted under Regulations Section 1.704-3 as selected by the Managing Member.

6.5                               Other Provisions

A.                          Other Allocations. In the event that (i) any modifications are made to the Code or any Regulations, (ii) any changes occur in any case law applying or interpreting the Code or any Regulations, (iii) the IRS changes or clarifies the manner in which it applies or interprets the Code or any Regulations or any case law applying or interpreting the Code or any Regulations or (iv) the IRS adjusts the reporting of any of the transactions contemplated by this Agreement which, in each case as reasonably and in good faith determined by the Managing Member, either (a) requires allocations of items of income, gain, loss, deduction or credit or (b) requires reporting of any of the transactions contemplated by this Agreement in a manner different from that set forth in this Article 6, the Managing Member is hereby authorized to make new allocations or report any such transactions (as the case may be) in reliance of the foregoing, and such new allocations and reporting shall be deemed to be made pursuant to the fiduciary duty of the Managing Member to the Company and the other Members, and no such new allocation or reporting shall give rise to any claim or cause of action by any Member.

B.                          Consistent Tax Reporting. The Members acknowledge and are aware of the income tax consequences of the allocations made by this Article 6 and hereby agree to be bound by the provisions of this Article 6 in reporting their shares of Net Income, Net Loss and other items of income, gain, loss, deduction and credit for federal, state and local income tax purposes.

6.6                               Amendments to Allocation to Reflect Issuance of Additional Membership Interests

In the event that the Company issues additional Membership Interests to the Managing Member or any Additional Member pursuant to Article 4 hereof, the Managing Member shall make such revisions to this Article 6 as it determines are necessary to reflect the terms of the issuance of such additional Membership Interests, including making preferential allocations to certain classes of Membership Interests, subject to Section 7.3.D.

ARTICLE VII
MANAGEMENT AND OPERATION OF BUSINESS

7.1                               Management

A.                          Except as otherwise expressly provided in this Agreement, the Managing Member, in its capacity as a Managing Member of the Company under the Act, shall have sole and complete charge and management over the business and affairs of the Company, in all respects and in all matters. The Managing Member shall at all times act in good faith in exercising its powers hereunder. The Managing Member shall be an agent of the Company’s business, and the actions of the Managing Member taken in such capacity and in accordance with this Agreement shall bind the Company. The Managing Member shall at all times be a Member of the Company. Except as otherwise expressly provided in this Agreement or required by any non-waivable provisions of applicable law, the Non-Managing Members shall not participate in the control of the Company, shall have no right, power or authority to act for or on behalf of, or otherwise bind, the Company and shall have no right to vote on or consent to any other matter, act, decision or document involving the Company or its business. The Managing Member may not be removed by the Members with or without cause, except with the Consent of the Managing Member. In addition to the powers now or hereafter granted a manager of a limited liability company under applicable law or that are granted to the Managing Member under this Agreement, the Managing Member, subject to the other provisions hereof including the limitations on the authority of the Managing Member set forth in Sections 4.3.A and 7.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Company, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

(1)                   except as restricted in this Agreement, the making of any expenditures, the lending or borrowing of money (including loans to the Managing Member), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of the same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Company’s assets) and the incurring of any obligations that it deems necessary for the conduct of the activities of the Company;

(2)                   the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(3)                   except as restricted in this Agreement, the acquisition, sale, transfer, exchange or other disposition of any assets of the Company (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company);

(4)                   except as restricted in this Agreement, the mortgage, pledge, encumbrance or hypothecation of any assets of the Company (including, without limitation, any Property), the use of the assets of the Company (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement which the Managing Member believes will directly benefit the Company and on any terms that the Managing Member sees fit, including, without limitation, the financing of the conduct or the operations of the Company, the lending of funds to other Persons (including, without limitation, the Managing Member (if necessary to permit the financing or capitalization of a Subsidiary of the Managing Member or the Company)) and the repayment of obligations of the Company;

(5)                   the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property, including, without limitation, any Property, or other asset of the Company or any Subsidiary of the Company;

(6)                   the negotiation, execution and performance of any contracts, leases, conveyances or other instruments that the Managing Member considers useful or necessary to the conduct of the Company’s operations or the implementation of the Managing Member’s powers under this Agreement, including, without limitation, (i) contracting with property managers (including, without limitation, as to any Property, contracting with the contributing or any other Member or its Affiliates for property management services), contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Company’s assets, and (ii) the execution, delivery and performance of the Contribution Agreement and the agreements and instruments referred to therein or contemplated thereby, including the Registration Rights Agreement (as defined on the Contribution Agreement);

(7)                   the distribution of Company cash or other Company assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Company consistent with established investment policies of the Managing Member, and the collection and receipt of revenues, rents and income of the Company;

(8)                   the selection and dismissal of employees of the Company or the Managing Member (including, without limitation, employees having titles or offices such as “president,” “vice president,” “secretary” and “treasurer”), and agents, outside attorneys, accountants, consultants and contractors of the Company or the Managing Member and the determination of their compensation and other terms of employment or hiring;

(9)                   the maintenance of such insurance including (i) liability insurance for the Indemnitees hereunder and (ii) casualty, liability, earthquake and other insurance on the Properties of the Company for the benefit of the Company and the Members comparable in coverage to that maintained by the Managing Member with respect to the properties it owns and otherwise as it deems necessary or appropriate;

(10)            the control of any matters affecting the rights and obligations of the Company, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Company, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Company in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(11)            subject to the provisions of Section 5.2 hereof, the determination of the fair market value of any Company property distributed in kind using such reasonable method of valuation as it may adopt; provided that such methods are otherwise consistent with the requirements of this Agreement;

(12)            the enforcement of any rights against any Member pursuant to representations, warranties, covenants and indemnities relating to such Member’s contribution of property or assets to the Company;

(13)            holding, managing, investing and reinvesting cash and other assets of the Company;

(14)            the collection and receipt of revenues and income of the Company;

(15)            the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Company;

(16)            the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Company or any other Person in which the Company has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(17)            the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of any Person in which the Company does not have an interest pursuant to contractual or other arrangements with such Person;

(18)            the maintenance of working capital and other reserves in such amounts as the Managing Member deems appropriate and reasonable from time to time;

(19)            the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the Managing Member for the accomplishment of any of the powers of the Managing Member enumerated in this Agreement;

(20)            the distribution of cash to acquire LLC Units held by a Member in connection with a Member’s exercise of its Redemption Right under Section 8.6 hereof;

(21)            the amendment and restatement of Exhibit A hereto to reflect accurately at all times the Capital Accounts and LLC Units of the Members as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of or reduction in the number of LLC Units, the admission of any Additional Member or any Substituted Member or otherwise, as long as the matter or event being reflected in Exhibit A hereto is authorized by this Agreement; provided, that, in lieu of amending or restating Exhibit A hereto, the Managing Member may elect to reflect such matters in the books and records of the Company and not Exhibit A;

(22)            admit into the Company any Additional or Substituted Managing Member in accordance with Section 12.2 hereof;

(23)            admit into the Company any Additional Member in accordance with Section 12.3 hereof;

(24)            the transfer of any Property to any wholly-owned Subsidiary of Company for financing or other purposes deemed appropriate by the Managing Member; and

(25)            without in any way limiting the generality of Section 7.1A(24), the transfer of any Property to a limited partnership, limited liability company or other form of business entity (a “Welfare Structure”), other than an association taxable as a corporation for federal income tax purposes, for the purpose of owning title to a Property in order to attempt to establish or maintain the right to receive a welfare property tax exemption. In connection with such Welfare Structure, it is acknowledged that the managing general partner, managing member or other Person controlling of the Welfare Structure shall be a 501(c)(3) corporation or other permitted entity formed under applicable law and will hold no more than 0.1% managing general partner, managing member or other equity interest in and to such Welfare Structure, and the co-managing general partner, co-managing member or co-controlling Person shall be the Company (or a Subsidiary of the Company) and will own at least a 0.9% co-managing general partner, managing member interest or controlling interest and a 99% limited partner, non-managing member or non-controlling interest in and to such Welfare Structure. All organizational documents for such Welfare Structure shall be satisfactory to the Managing Member.

B.                          Each of the Non-Managing Members agrees that, except as otherwise provided in this Agreement, the Managing Member is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Company without any further act, approval or vote of the Non-Managing Members, notwithstanding any other provision the Act or any applicable law, rule or regulation. The execution, delivery or performance by the Managing Member or the Company of any agreement authorized or permitted under this Agreement shall not constitute a breach by the Managing Member of any duty that the Managing Member may owe the Company or the Members or any other Persons under this Agreement or of any duty stated or implied by law or equity.

C.                          At all times from and after the date hereof, the Managing Member may cause the Company to establish and maintain working capital reserves in such amounts as the Managing Member, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

D.                          Except as otherwise expressly provided in this Agreement, the Managing Member may, but shall be under no obligation to, take into account the tax consequences to any Member (including the Managing Member) of any action taken by it. Except as otherwise expressly provided in this Agreement, the Managing Member and the Company shall not have liability to a Member under any circumstances as a result of an income tax liability incurred by such Member as a result of an action (or inaction) by the Managing Member pursuant to its authority under this Agreement so long as the action or inaction is taken in good faith and does not otherwise violate this Agreement.

7.2                               Certificate of Formation

To the extent that such action is determined by the Managing Member to be reasonable and necessary or appropriate, the Managing Member shall file amendments to and restatements of the Certificate and do all the things to maintain the Company as a limited liability company under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction in which the Company may elect to do business or own property. Subject to the terms of Section 8.5.A(4) hereof, the Managing Member shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Member. The Managing Member shall use all reasonable efforts to cause to be filed such other certificates or documents as may be commercially reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware and any other state, or the District of Columbia or other jurisdiction in which the Company may elect to do business or own property.

7.3                               Restrictions on Managing Member’s Authority

A.                          The Managing Member may not take any action in contravention of an express prohibition or limitation of this Agreement, including, without limitation:

(1)                   take any action that would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(2)                   possess Company property, or assign any rights in specific Company property, for other than a Company purpose except as otherwise provided in this Agreement;

(3)                  perform any act that would subject a Member to liability as a Managing Member in any jurisdiction or any other liability except as provided herein or under the Act; or

(4)                   enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts, or has the effect of prohibiting or restricting, the ability of (a) the Managing Member or the Company from satisfying its obligations under Article V and Section 8.6 hereof in full or (b) a Member from exercising its rights to a Redemption in full, except, in either case, with the written Consent of such Member affected by the prohibition.

B.                          Subject to the provisions of Section 11.2 hereof, the Managing Member shall not, without the prior Consent of the Non-Managing Members undertake or have the authority to do or undertake, on behalf of the Company, any of the following actions or enter into any transaction which would have the effect of such transactions:

(1)                   except as provided in Section 7.3.C and except in connection with a dissolution or termination of the Company permitted by Section 7.3.E, amend, modify or terminate this Agreement other than to reflect the admission, substitution, termination or withdrawal of Members pursuant to Article XI or Article XII hereof;

(2)                   except as provided in Section 11.2 hereof, approve or acquiesce to the Transfer of the Membership Interest of the Managing Member to any Person other than the Company;

(3)                   except as provided in Section 12.3 hereof, admit into the Company any Additional Member;

(4)                   make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a Custodian for all or any part of the assets of the Company;

(5)                   institute any proceeding for bankruptcy on behalf of the Company;

(6)                   acquire any properties other than the Contributed Property and any Successor Properties and any assets or other property subsequently acquired that are directly related to the Contributed Property or any Successor Properties; or

(7)                   incur any Debt in violation of the provisions of Section 4.3A hereof.

C.                          Notwithstanding Section 7.3.B but subject to Section 7.3.D, the Managing Member shall have the exclusive power to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(1)                   to reflect the issuance of additional Membership Interests pursuant to Sections 4.2, 4.4 and Article XII, to reflect the admission, substitution, termination, or withdrawal of Members in accordance with this Agreement and to amend Exhibit A in connection therewith and to reflect the redemption or other reduction in the number of LLC Units outstanding pursuant to Section 5.6 hereof and as otherwise permitted by this Agreement;

(2)                   to reflect a change that is of an inconsequential nature and does not adversely affect the Non-Managing Members in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(3)                   to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(4)                   to reflect such changes as are reasonably necessary for the Managing Member to maintain its status as a REIT or to satisfy the REIT Requirements;

(5)                   to modify, as set forth in and subject to the provisions of the definition of “Capital Account,” the manner in which Capital Accounts are computed; and

(6)                   to add to the obligations of the Managing Member or surrender any right or power granted to the Managing Member or any Affiliate of the Managing Member for the benefit of the Non-Managing Member.

D.                          Notwithstanding Section 7.3.B and 7.3.C hereof, this Agreement shall not be amended with respect to any Member adversely affected, and no action may be taken by the Managing Member, without the Consent of such Member adversely affected if such amendment or action would (i) convert a Non-Managing Member’s interest in the Company into a Managing Member’s interest, (ii) modify the limited liability of a Non-Managing Member, (iii) alter rights of the Member to receive distributions pursuant to Article V or Section 13.3.A(4), or the allocations specified in Article VI (except as permitted pursuant to Sections 4.2, 4.3 and 4.4 and Section 7.3.C(1) hereof), (iv) materially alter or modify the rights to a Redemption as set forth in Section 8.6, or the rights to a Make-Whole Payment as set forth in Sections 7.3.E, 7.3.F, 7.3.G and 7.3.H hereof, and related definitions hereof, (v) amend this Section 7.3.D or (vi) alter or modify Section 11.2A. Further, no amendment may alter the restrictions on the Managing Member’s authority set forth elsewhere in this Section 7.3 without the Consent specified in such section. Any such amendment or action Consented to by any Member shall be effective as to that Member, notwithstanding the absence of such Consent by any other Member.

E.                           The Company shall pay to each Non-Managing Member the Make-Whole Payment, if any, as provided below if the Company takes any of the following actions during the Tax Protection Period without the prior Consent of the Non-Managing Members, which Consent expressly states that the Make-Whole Payment is being waived:

(1)                   cause or permit the Company (w) to merge, consolidate or combine with or into any other Person (other than with a Subsidiary of the Company), (x) to engage in any Terminating Capital Transaction (other than to a Subsidiary of the

Company), (y) to reclassify or change its outstanding equity interests or (z) engage in any Termination Transaction or otherwise dissolve or terminate its existence;

(2)                   sell, dispose, convey or otherwise transfer the Contributed Property or any Successor Properties, in a transaction that causes holders of Non-Managing Member Units to recognize taxable income under the Code on account of a Built-in Gain, other than (i) a casualty loss, (ii) taking by eminent domain (other than a disposition resulting from the mere threat of eminent domain); or (iii) pursuant to the exercise of a purchase right by any other Person pursuant to which such Person has the right to purchase all or any portion of the Contributed Property or one more Successor Properties, which purchase right was granted pursuant to any document or instrument executed in accordance with the Contribution Agreement or in effect at the time such Contributed Property or any Successor Property was contributed to, or acquired by, the Company, as applicable; provided that the Company has first used commercially reasonable efforts to structure such disposition as either a tax-free like-kind exchange under Code Section 1031 or as a tax-free investment under Code Section 1033; or

(3)                   fails to keep in place a Managing Member Loan for which a Bottom Guarantee has been executed and delivered by an Initial Non-Managing Member as of the Effective Date in an amount not less than the applicable Managing Member Loan Amount, unless such Managing Member Loan is replaced or refinanced with other Debt satisfying the requirements set for below (“Replacement Indebtedness”). Any Replacement Indebtedness shall:

(a)                    not be less than the applicable Managing Member Loan Amount therefor;

(b)                    not require principal repayments during such period that would cause the principal balance of such Replacement Indebtedness to be less than the applicable Managing Member Loan Amount therefor at any time during the Tax Protection Period;

(c)                     be full recourse to the Company; and

(d)                    provide each Initial Non-Managing Member that executed and delivered a Bottom Guarantee therefor as of the Effective Date with the opportunity to execute and deliver to the lender thereunder (including Managing Member, if applicable) a Bottom Guarantee for such Replacement Indebtedness;

The Managing Member shall provide each Initial Non-Managing Member who has executed and delivered a Bottom Guarantee with respect to a Managing Member Loan as of the Effective Date or any permitted Replacement Indebtedness thereafter with not less than thirty (30) days’ prior written notice of its desire to refinance such Managing Member Loan or any permitted Replacement Indebtedness with Replacement Indebtedness; or

(4)                   fails to continue to provide the opportunity to each Initial Non-Managing Member who elected as of the Effective Date to execute and deliver a

Bottom Guarantee with respect to a Managing Member Loan, to execute a Bottom Guarantee therefor or for any Replacement Indebtedness therefor in an amount up to the applicable Managing Member Loan Amount. If any Initial Non-Managing Member who elected to execute and deliver a Bottom Guarantee as of the Effective Date with respect to a Managing Member Loan, elected to deliver the same for less than the applicable Managing Member Loan Amount, then upon written notice to the Company and the Managing Member (and, if applicable, the lender under any Replacement Indebtedness), not more frequently than one time per year during the Tax Protection Period, such Initial Non-Managing Member may elect to increase such Non-Managing Member’s Bottom Guarantee in an amount up to the applicable Managing Member Loan Amount. As used herein, “Bottom Guarantee” means an agreement in substantially the form attached hereto as Exhibit E or in such other form as may be reasonably acceptable to the lender and such Initial Non-Managing Member and providing substantively the same benefits to such Initial Non-Managing Member as the form attached hereto as Exhibit E. By their execution and delivery hereof, each Initial Non-Managing Member acknowledges that it has been provided the opportunity to execute a Bottom Guarantee for a Managing Member Loan as of the Effective Date, and if such Initial Non-Member has exercised such opportunity, it has executed and delivered such Bottom Guarantee to Managing Member as of the Effective Date. Notwithstanding anything to the contrary contained herein, any Initial Managing Member that fails to execute and deliver a Bottom Guarantee with respect to a Managing Member Loan as of the Effective Date, shall be deemed to have elected not to exercise its opportunity to execute a Bottom Guarantee with respect thereto and the Managing Member shall have no further obligation to provide such opportunity to execute and deliver a Bottom Guarantee or to maintain a Managing Member Loan or any Replacement Indebtedness for the benefit of such Initial Non-Managing Member.

In the event that the prior Consent of the Non-Managing Members is not required for the Managing Member, on behalf of the Company, to take or engage or fail to take, as the case may be, in any of the actions described in the foregoing subparagraphs (1), (2) and (3) or fails to provide the rights in the foregoing subparagraph (4), the Managing Member may take such action only after providing the Non-Managing Members with not less than fifteen (15) days’ notice of its intention to do so.

F.                            The Company shall pay to the Non-Managing Members the Make-Whole Payment as provided in Section 7.3.G. below if the Company takes any action to dissolve or otherwise terminate the Company during the Tax Protection Period. In addition, a Non-Managing Member shall be entitled to the Make-Whole Payment in the event of the exercise of such Non-Managing Member’s right to a Redemption under Section 8.6.A after receipt by such Non-Managing Member of a written notice of a Liquidating Event provided by the Company to the same extent such Non-Managing Member would have been entitled to such Make-Whole Payment had such Non-Managing Member not have been redeemed pursuant to such Redemption. In the event the Managing Member intends to dissolve or otherwise terminate the Company following the Tax Protection Period, it shall give not less than fifteen (15) calendar days’ prior written notice of such intent to the Non-Managing Members prior to taking any action in furtherance of such intent.

G.                          Any event in Sections 7.3.E and 7.3.F that triggers the obligation of the Company to make a Make-Whole Payment (as defined below) is called a “Triggering Event.” The Company shall pay to each Non-Managing Member an amount (the “Make-Whole Payment”) equal to the aggregate federal, state and local income taxes, if any, incurred by such Non-Managing Member as a result of a Triggering Event. Any such federal, state and local income taxes shall be deemed to be the amount of Built-in Gain recognized by the Non-Managing Members multiplied by the then highest rate or rates applicable to such Built-in Gain for the year in which such Built-in Gain is recognized grossed up to include any federal, state and local income taxes incurred by the Non-Managing Member by reason of the receipt of the payment from the Company. No effect shall be given in determining the amount of the Make-Whole Payment, to a Non-Managing Member’s taxable income, tax deductions, tax credits, tax carry forwards nor to any other of their tax benefits or tax attributes (except that state and local taxes paid on account of the Make-Whole Payment shall be deducted in determining federal income taxes for purposes of determining the Make-Whole Payment). The Make-Whole Payment shall be made within a reasonable period of time after the Triggering Event, but in no event later than five business days prior to the date by which such Non-Managing Member would be required to make the applicable tax payment. In addition to any other rights available under law or equity, in the event that the Company fails to pay any amounts owed pursuant to this Section 7.3 when due, the Non-Managing Member to whom such payment is owed shall be deemed to have loaned such amount to the Company. Any amounts payable to a Non-Managing Member shall be increased by an amount equal to the greater of (x) interest accrued on such amount at the Prime Rate from the date such amount is due until such amount is paid in full and (y) actual interest and penalties accrued by the relevant taxing authorities with respect to such amounts plus any penalties actually imposed thereon by the relevant taxing authorities. In the event that any Member becomes entitled to a Make-Whole Payment and the Company, for any reason, fails to satisfy such obligation, then the Managing Member shall make the Make-Whole Payment promptly following such failure by the Company to make such Make-Whole Payment. The Make-Whole Payment shall be in addition to, and shall not in any manner reduce, the amounts distributable or payable to the Non-Managing Members pursuant to the other provisions of this Agreement (calculated as if there had been no Make-Whole Payment). In the event that any Non-Managing Member becomes entitled to a Make-Whole Payment, then, on or before the date on which such Make-Whole Payment is due and payable to the Non-Managing Member, the Managing Member shall make a Capital Contribution to the Company of cash in an amount equal to said Make-Whole Payment.

H.                         The parties agree that the sole and exclusive rights and remedies to which the Non-Managing Members may be entitled at law or in equity in connection with any Triggering Event shall be for payment of the Make-Whole Payment pursuant to Section 7.3.G, and no Non-Managing Member shall be entitled to enjoin or otherwise object to any transactions that would result in a taxable event or pursue any other claim with respect to a Triggering Event. If any Non-Managing Member notifies the Company of a claim that the Company owes a Make-Whole Payment, the Managing Member, on behalf of the Company, and the Non-Managing Member shall negotiate in good faith to resolve any disagreements regarding any such Triggering Event. If any such disagreement cannot be resolved by the parties within thirty (30) calendar days after the receipt by the Company of the notice in accordance with the preceding sentence, the Managing Member, on behalf of the Company, and the Non-Managing Member shall jointly retain one of Deloitte, LLP, PricewaterhouseCoopers LLP, or KPMG LLP (an “Accounting Firm”) to act as an arbitrator to resolve as expeditiously as possible all points of any such disagreement (including, without limitation, whether a Triggering Event has occurred and, if so, the amount of the applicable Make-Whole Payment that the Non-Managing Member is entitled to as a result thereof, determined as set forth in Section 7.3.G). If the parties cannot agree on an Accounting Firm, each of the Managing Member, on behalf of the Company, and the Non-Managing Member shall retain an Accounting Firm, and the Accounting Firms selected shall jointly retain a third Accounting Firm. If the two Accounting Firms cannot agree upon a third Accounting Firm within thirty (30) calendar days, such matter shall be referred to a court of competent jurisdiction to select the third Accounting Firm. The Accounting Firms shall be instructed to resolve as expeditiously as possible all points of any such disagreement (including, without limitation, whether a Triggering Event has occurred and, if so, the amount of the applicable Make-Whole Payment that the Non-Managing Member is entitled to as a result thereof, determined as set forth in Section 7.3.G). All determinations made by the Accounting Firm or the Accounting Firms, as the case may be, with respect to the resolution of whether a Triggering Event has occurred shall be final, conclusive and binding on the Company and the Non-Managing Member. The fees and expenses of any Accounting Firms incurred in connection with any such determination shall be allocated as determined by such Accounting Firm acting as arbitrator.

7.4                               Compensation of the Managing Member

A.                          The Managing Member shall not be compensated for its services as the manager of the Company. Distributions, payments and allocations to which the Managing Member may be entitled in its capacity as the Managing Member shall not constitute compensation for services rendered by the Managing Member as provided in this Agreement (including the provisions of Articles V and VI hereof).

B.                          Subject to Section 7.4.C hereof, the Company shall be liable, and shall reimburse the Managing Member on a monthly basis (or such other basis as the Managing Member may determine in its sole and absolute discretion), for all sums expended in connection with the Company’s business. Any such reimbursements shall be in addition to any reimbursement of the Managing Member as a result of indemnification pursuant to Section 7.7 hereof.

C.                          To the extent practicable, Company expenses shall be billed directly to and paid by the Company. Reimbursements to the Managing Member or any of its Affiliates by the Company shall be allowed, however, for the actual cost to the Managing Member or any of its Affiliates of operating and other expenses of the Company, including, without limitation, the actual cost of goods and materials and actual cost of administrative services related to (i) Company operations, (ii) company accounting, (iii) communications with Members, (iv) legal services, (v) tax services, (vi) computer services, (vii) risk management, (viii) mileage and travel expenses and (ix) such other related operational and administrative expenses as are necessary for the prudent organization and operation of the Company. “Actual cost of goods and materials” means the actual cost to the Managing Member or any of its Affiliates of goods and materials used for or by the Company obtained from entities not affiliated with the Managing Member, and “actual cost of administrative services” means the pro rata cost of personnel (as if such persons were employees to the Company) providing administrative services to the Company. The cost for such services to be reimbursed to the Managing Member or any Affiliate thereof shall be the lesser of the Managing Member’s or Affiliate’s actual cost, or the amount the Company would be required to pay to independent parties for comparable administrative services in the same geographic location.

D.                          In addition to any reimbursements to which Managing Member is entitled pursuant to Sections 8.6 and 11.3 hereof and Section 3.4 or elsewhere in each Registration Rights Agreement, the Managing Member shall also be reimbursed for all expenses it incurs relating to any issuance of additional Membership Interests, Debt of the Company, or rights, options, warrants or convertible or exchangeable securities of the Company pursuant to Article VIII hereof (including, without limitation, all costs, expenses, damages and other payments resulting from or arising in connection with litigation related to any of the foregoing), all of such expenses are considered by the Members to constitute expenses of, and for the benefit of, the Company.

To the extent that reimbursements to the Managing Member or any of its Affiliates by the Company pursuant to this Section 7.4 would constitute gross income to the Managing Member for purposes of Code Section 856(c)(2) or 856(c)(3), then such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c).

7.5                               Other Business of Managing Member

The Managing Member shall devote to the Company such time as may be necessary for the performance of its duties as Managing Member, but the Managing Member is not required, and is not expected, to devote its full time to the performance of such duties. The Managing Member may engage independently or with others in other business ventures of every nature and description, including, without limitation, the ownership of other properties and the making or management of other investments. Nothing in this Agreement shall be deemed to prohibit the Managing Member or any Affiliate of the Managing Member from dealing, or otherwise engaging in business with, Persons transacting business with the Company, or from providing services related to the purchase, sale, financing, management, development or operation of real or personal property and receiving compensation therefor, not involving any rebate or reciprocal arrangement that would have the effect of circumventing any restriction set forth herein upon dealings with the Managing Member or any Affiliate of the Managing Member. Neither the Company nor any Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Company, shall not be deemed wrongful or improper.

7.6                               Contracts with Affiliates

A.                          Subject to Section 7.6.B below, the Company may lend or contribute to Persons in which it has an equity investment, and such Persons may borrow funds from the Company, on terms and conditions established in the sole and absolute discretion of the Managing Member. The foregoing authority shall not create any right or benefit in favor of any Person.

B.                          The Managing Member or any of its Affiliates, directly or indirectly, shall be permitted to sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, the Company or engage in any other transaction with the Company, but only upon terms determined by the Managing Member in good faith to be fair and reasonable and comparable to terms that could be obtained from an unaffiliated party in an arm’s length transaction, except as otherwise expressly permitted by this Agreement.

7.7                               Indemnification

A.                          To the fullest extent permitted by applicable law, the Company shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Company (“Actions”) as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including, without limitation, any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Managing Member is hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any Action by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A. The termination of any Action by conviction or upon a plea of nolo contendre or its equivalent, or an entry of an order of probation prior to judgment against an Indemnitee, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.7.A with respect to the subject matter of such Action. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company, and any insurance proceeds from the liability policy covering the Managing Member and any Indemnitees, and neither the Managing Member nor any Non-Managing Member shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 7.7.

B.                          Reasonable expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Company as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Company of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in Section 7.7.A has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

C.                          The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

D.                          The Company may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

E.                           In no event may an Indemnitee subject any of the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

F.                            An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

G.                          The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Company’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

H.                         If and to the extent any reimbursements to the Managing Member pursuant to this Section 7.7 constitute gross income to the Managing Member (as opposed to the repayment of advances made by the Managing Member on behalf of the Company) such amounts shall constitute guaranteed payments within the meaning of Code Section 707(c), shall be treated consistently therewith by the Company and all Members, and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.

7.8                               Liability of the Managing Member

A.                          Notwithstanding anything to the contrary set forth in this Agreement, neither the Managing Member nor any of its directors or officers shall be liable or accountable in damages or otherwise to the Company, any Members or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the Managing Member or such director or officer acted in good faith.

B.                          The Non-Managing Members expressly acknowledge that the Managing Member is acting for the benefit of the Company, the Members and the Managing Member’s shareholders collectively, that the Managing Member is under no obligation to give priority to the separate interests of the Members or the Managing Member’s shareholders (including, without limitation, the tax consequences to Members, Assignees or the Managing Member’s shareholders) in deciding whether to cause the Company to take (or decline to take) any actions and that the Managing Member shall not be liable to the Company or to any Member for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Non-Managing Members in connection with such decisions, provided that the Managing Member has acted in good faith and has not breached its express covenants set forth in this Agreement.

C.                          Subject to its obligations and duties as Managing Member set forth in Section 7.1.A hereof, the Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents. The Managing Member shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

D.                          Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Managing Member’s, and its officers’ and directors’, liability to the Company and the Non-Managing Members under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

7.9                               Other Matters Concerning the Managing Member

A.                          The Managing Member may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

B.                          The Managing Member may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the Managing Member reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

C.                          The Managing Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the Managing Member in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the Managing Member hereunder.

D.                          Notwithstanding any other provisions of this Agreement or the Act, any action of the Managing Member on behalf of the Company or any decision of the Managing Member to refrain from acting on behalf of the Company undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Managing Member to continue to qualify as a REIT, (ii) for the Managing Member otherwise to satisfy the REIT Requirements or (iii) to allow the Managing Member to avoid incurring any liability for taxes under Code Section 857 or Code Section 4981, is expressly authorized under this Agreement and is deemed approved by all of the Non-Managing Members. If in the opinion of the Managing Member any such action or omission shall adversely affect the rights of a Non-Managing Member hereunder, the Managing Member shall give the Non-Managing Member Representative prior written notice of such intended action or omission.

7.10                        Title to Company Assets

Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively with other Members or Persons, shall have any ownership interest in such Company assets or any portion thereof. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which legal title to such Company assets is held.

7.11                        Reliance by Third Parties

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Managing Member has full power and authority, without the consent or approval of any other Member or Person, to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any contracts on behalf of the Company, and take any and all actions on behalf of the Company, and such Person shall be entitled to deal with the Managing Member as if it were the Company’s sole party in interest, both legally and beneficially. Each Non-Managing Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Managing Member in connection with any such dealing. In no event shall any Person dealing with the Managing Member or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the Managing Member or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Managing Member or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE VIII
RIGHTS AND OBLIGATIONS OF MEMBERS

8.1                               Limitation of Liability

The Non-Managing Members shall have no liability under this Agreement except as expressly provided in this Agreement or under the Act.

8.2                               Managing of Business

No Non-Managing Member or Assignee (other than the Managing Member, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Company’s business transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company. The transaction of any such business by the Managing Member, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Non-Managing Members or Assignees under this Agreement.

8.3                               Outside Activities of Members

Subject to any agreements entered into by a Member or its Affiliates with the Managing Member, the Company or a Subsidiary (including, without limitation, any employment agreement), any Member and any Assignee, officer, director, employee, agent, trustee, Affiliate or shareholder of any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities that are in direct or indirect competition with the Company or that are enhanced by the activities of the Company. Neither the Company nor any Member shall have any rights by virtue of this Agreement in any business ventures of any Member or Assignee. Subject to such agreements, none of the Members nor any other Person shall have any rights by virtue of this Agreement or the relationship established hereby in any business ventures of any other Person (other than the Managing Member, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to any agreements entered into by a Member or its Affiliates with the Managing Member, the Company or a Subsidiary, to offer any interest in any such business ventures to the Company, any Member or any such other Person, even if such opportunity is of a character that, if presented to the Company, any Member or such other Person, could be taken by such Person. No Non-Managing Member shall owe any fiduciary duty to the Company or any Members by virtue of such Non-Managing Member’s ownership of Non-Managing Member Units.

8.4                               Return of Capital

Except pursuant to the rights of Redemption set forth in Section 8.6 hereof, no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Company as provided herein. Except to the extent provided in Article V, Article VI and Article XIII hereof or otherwise expressly provided in this Agreement, no Member or Assignee shall have priority over any other Member or Assignee either as to the return of Capital Contributions or as to profits, losses, distributions or credits.

8.5                               Rights of Non-Managing Members Relating to the Company

A.                          In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, each Non-Managing Member shall have the right, for a purpose reasonably related to such Non-Managing Member’s Membership Interest in the Company, upon written demand with a statement of the purpose of such demand and at such Non-Managing Member’s own expense:

(1)                   to obtain a copy of (i) the most recent annual and quarterly reports filed with the SEC by the Managing Member pursuant to the Exchange Act and (ii) each report or other written communication sent to the shareholders of the Managing Member;

(2)                   to obtain a copy of the Company’s federal, state and local income tax returns for each Fiscal Year;

(3)                   to obtain a current list of the name and last known business, residence or mailing address of each Member;

(4)                   to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

(5)                   to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Member, and the date on which each became a Member.

B.                          The Company shall notify any Non-Managing Member of the then current Adjustment Factor or any change made to the Adjustment Factor or to the REIT Shares Amount within 30 days following such change or adjustment.

C.                          Notwithstanding any other provision of this Section 8.5, the Managing Member may keep confidential from the Non-Managing Members, for such period of time as the Managing Member determines in its sole and absolute discretion to be reasonable, any information that (i) the Managing Member believes to be in the nature of trade secrets or other information the disclosure of which the Managing Member in good faith believes is not in the best interests of the Company or could damage the Company or its business or (ii) the Company or the Managing Member is required by law or by agreements with unaffiliated third parties to keep confidential.

8.6                               Redemption Rights

A.                          Commencing on the one (1) year anniversary of the Effective Date, each Non-Managing Member shall have the right (the “Redemption Right”) (subject to the terms and conditions set forth herein) to require the Company to redeem all or a portion of the Non-Managing Member Units held by such Non-Managing Member (all such Non-Managing Member Units being hereafter called “Tendered Unit”) for the Cash Amount payable on the Specified Redemption Date (the “Redemption”); provided, however, that at the election of and in the sole and absolute discretion of the Managing Member, the Managing Member may elect to assume the Company’s obligation with respect to the Redemption (though such assumption shall not relieve the Company from such obligation in the event the Managing Member fails to fulfill such obligation) and, at the election of and in the sole and absolute discretion of the Managing Member, to satisfy the Redemption by (i) paying either the Cash Amount payable on the Specified Redemption Date or (ii) delivering a number of REIT Shares equal to the REIT Shares Amount payable on the Specified Redemption Date.

B.                          Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the Company by a Non-Managing Member (or any Substituted Member of a Non-Managing Member or an Assignee of either) exercising the Redemption Right (the “Tendering Party”). On the Specified Redemption Date, the Tendering Party shall sell the Tendered Units to the Company or the Managing Member, as the case may be, in accordance with this Section 8.6. Any Tendered Units acquired by the Managing Member pursuant to this Section 8.6 shall be held by the Managing Member as Non-Managing Member Units with all the rights and preferences relating thereto as provided in this Agreement. The Tendering Party shall submit (i) such information, certification or affidavit as the Company may reasonably require in connection with the Ownership Limit and (ii) if the issuance of the REIT Shares upon such Redemption is not registered under the Securities Act, such written representations, investment letters, legal opinions or other instruments necessary, in the Company’s view, to effect compliance with the Securities Act. If a Cash Amount is to be delivered upon the Redemption, the Cash Amount shall be delivered as a certified check payable to the Tendering Party or, in the Company’s or Managing Member’s sole discretion, as the case may be, in immediately available funds via wire transfer to an account or account(s) specified by the Tendering Party. If REIT Shares are to be delivered upon the Redemption, the REIT Shares Amount shall be delivered by the Managing Member as duly authorized, validly issued, fully paid and nonassessable REIT Shares (and, if applicable, Rights), free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit, and other restrictions provided in the Charter or the Bylaws of the Managing Member, and if the issuance of the REIT Shares upon such Redemption is not registered under the Securities Act, the Securities Act, and relevant state securities or “blue sky” laws. The Tendering Party shall be deemed the owner of such REIT Shares and Rights for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. REIT Shares issued upon an acquisition of the Tendered Units by the Managing Member pursuant to this Section 8.6 may contain such legends regarding restrictions on Transfer or ownership to protect the Managing Member’s tax status as a REIT and in the event the REIT Shares issuable upon such Redemption are not registered for resale under the Securities Act, restrictions under the Securities Act and applicable state securities laws as the Managing

Member in good faith determines to be necessary or advisable in order to ensure compliance with such laws.

C.                          Notwithstanding the provisions of Sections 8.6.A and B hereof, the following shall apply:

(1)                   no Tendering Party shall have any right to tender for Redemption (whether for the REIT Shares Amount or the Cash Amount) any Excess LLC Units held by such Tendering Party. The Managing Member shall have no obligation to acquire Excess LLC Units, whether for the REIT Shares Amount or the Cash Amount;

(2)                   No Tendering Party may exercise the Redemption Rights pursuant to Section 8.6.A and B hereof more than one (1) time during any Calendar Quarter. In determining whether such limit has been reached during any Calendar Quarter with respect to any Non-Managing Member or Substituted Member, it is understood and agreed that the exercise of the Redemption Rights by any Assignee of such Non-Managing Member or Substituted Member of a Non-Managing Member shall be counted for all purposes as the exercise of such Redemption Rights by the Non-Managing Member or Substituted Member assignor. Notwithstanding the foregoing, Tendering Party may exercise the Redemption Rights after the receipt of a notice of a Liquidating Event;

(3)                   No Tendering Party may exercise the Redemption Rights pursuant to Sections 8.6.A and B as to fewer than 500 Non-Managing Member Units (unless they constitute all of the Non-Managing Member Units held by such Tendering Party);

(4)                   No Tendering Party may deliver a Notice of Redemption during the period from December 1 of any year through January 1 of the following year, nor shall any Specified Redemption Date occur during the period from December 21 of any year through January 22 of the following year; and

(5)                   Each Tendering Party shall pay to the Managing Member the sum of $1,500 as the stipulated and agreed upon reimbursement cost for the Managing Member’s administrative overhead and out-of-pocket costs in connection with such Redemption pursuant to Sections 8.6.A and B.; provided, however, that no such reimbursement shall be due with respect to the first such Redemption by any Non-Managing Member or Substituted Member in any calendar year; provided, further, however, that the exercise by any Assignee of a Non-Managing Member or Substituted Member shall be deemed a Redemption by such Non-Managing Member or Substituted Member of such Assignee (and vice versa) for purposes of determining whether such reimbursement is due and owing to the Managing Member.

D.                          Notwithstanding anything herein to the contrary, with respect to any Redemption pursuant to this Section 8.6:

(1)                   each Tendering Party shall continue to own all LLC Units subject to any Redemption, and be treated as a Member with respect to such LLC Units for all purposes of this Agreement, until such LLC Units are Transferred to the Company or the Managing Member, as the case may be, and paid for or exchanged on the Specified Redemption Date; subject, however, to the provisions of Section 5.7. Until a Specified Redemption Date and an acquisition of the Tendered Units by the Managing Member, if it so elects, pursuant to Sections 8.6.A and B hereof, the Tendering Party shall have no rights as a shareholder of the Managing Member with respect to the REIT Shares issuable in connection with such Redemption; and

(2)                   the consummation of any Redemption shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

E.                           In connection with an exercise of Redemption Rights pursuant to this Section 8.6, the Tendering Party shall submit the following to the Managing Member, in addition to the Notice of Redemption:

(1)                   Any information reasonably required by the Managing Member in order to allow it to determine (a) the actual ownership, Beneficial Ownership, and Constructive Ownership of REIT Shares by (i) such Tendering Party and (ii) any Related Party and (b) that, after giving effect to the Redemption, neither the Tendering Party nor any Related Party will have actual ownership, Beneficial Ownership, or Constructive Ownership of a number of REIT Shares that is in violation of the Ownership Limit;

(2)                   A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption on the Specified Redemption Date; and

(3)                   An undertaking to certify, at and as a condition to the closing of the Redemption that either (a) the actual ownership, Beneficial Ownership, and Constructive Ownership of REIT Shares by the Tendering Party and any Related Party remain unchanged from that disclosed pursuant to Section 8.6.E(1) or (b) after giving effect to the Redemption, neither the Tendering Party nor any Related Party shall have actual ownership, Beneficial Ownership, or Constructive Ownership of a number of REIT Shares that is in violation of the Ownership Limit.

ARTICLE IX
BOOKS, RECORDS, ACCOUNTING AND REPORTS

9.1                               Records and Accounting

A.                          The Managing Member shall keep or cause to be kept at the principal office of the Company those records and documents required to be maintained by the Act and other books and records deemed by the Managing Member to be appropriate with respect to the Company’s business, including, without limitation, all books and records necessary to provide to the Members any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof. Any records maintained by or on behalf of the Company in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

B.                          The books of the Company shall be maintained, for financial and tax reporting purposes, on an accrual basis, and for financial purposes in accordance with GAAP, or on such other basis as the Managing Member determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Company and the Managing Member may operate with integrated or consolidated accounting records, operations and principles.

9.2                               Fiscal Year

The Fiscal Year of the Company shall be the calendar year.

9.3                               Reports

Upon written request after any Calendar Quarter, the Managing Member shall as promptly as practicable deliver to each requesting Member a profit and loss statement and balance sheet of the Company dated as of the last day of such Calendar Quarter.”

9.4                               Cooperation Regarding Tax Matters Relating to the Contributed Property

A.                          In connection with the issuance of Non-Managing Member Units to the Contributor or any of such Contributor’s Partners, including the issuance of Non-Managing Member Units to the Initial Non-Managing Members upon the contribution of the Contributed Property to the Company pursuant to the Contribution Agreement, the Non-Managing Member Representative shall deliver, or cause the Contributor to deliver, to the Company at or prior to the effective date of such issuance, at the Initial Non-Managing Member’s or the Contributor’s sole cost and expense, the following information prepared as of the date of such anticipated contribution.

(1)                   depreciation and amortization schedules for the assets constituting the Contributed Property, as kept for both book and tax purposes, showing original basis and accumulated depreciation or amortization;

(2)                   basis information (computed for both book and tax purposes, if different) for the Contributed Property and all assets that are components of such Contributed Property;

(3)                   the adjusted basis of the Contributor and any constituent Partners in its interest in the Company; and

(4)                  calculations of the estimated amounts of gain to be realized and recognized (if any) by the Contributor, as a result of the transactions involving the

Contributed Property in accordance with this Agreement and showing the method by which such amounts are calculated.

B.                          The Company shall be permitted to rely on the information provided or to be provided to it under this Section 9.4 as to the adjusted tax basis of the Contributed Property and the relevant depreciation schedules thereto in determining the amount of Built-in Gain on a going forward basis.

C.                          The Non-Managing Member Representative shall provide or cause the Contributor and each of the Contributor’s Partners to provide reasonable assistance to the Company to enable the Company and the Managing Member to determine the Built-in Gain or to prepare their tax returns. The Non-Managing Member Representative shall deliver as promptly as practicable to the Company copies of each Contributor’s final federal, state and local tax returns (including information returns), including associated Schedules K-1, for the tax year in which the contribution of the Contributed Property occurs, including any amendments thereto, and to notify the Company, in writing, of any audits of such return, or of any audits for other tax years that could affect the amounts shown on the returns for the tax year in which the Closing occurs. Copies of such returns shall be provided to the Company in draft form at least ten (10) days before they are filed, and in final form upon filing. The Non-Managing Member Representative shall also provide, or cause the Contributor to provide, to the Company, promptly upon receipt, any notice that it receives from any of its direct or indirect constituent Partners that such Partner intends to prepare its tax returns in a manner inconsistent with the returns filed by the Contributor. The Non-Managing Member Representative understands and agrees that he shall cause the tax returns filed by the Contributor and each of the Contributor’s Partners to be substantially consistent with the information provided to the Company pursuant to this Section 9.4.

ARTICLE X
TAX MATTERS

10.1                        Preparation of Tax Returns

The Managing Member shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all commercially reasonable efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by Members for federal and state income tax reporting purposes.

10.2                        Tax Elections

Except as otherwise provided herein, the Managing Member shall (i) determine whether to make any available election pursuant to the Code, including, without limitation, the election under Code Section 754 and (ii) also determine whether to revoke any such election (including, without limitation, any election under Code Section 754); provided, however, that any such determination by the Managing Member pursuant to this Section 10.2 made prior to the Subsequent Threshold Date shall be made in good faith based upon the best interests of the

Members in the aggregate and after the Subsequent Threshold Date in the Managing Member’s sole and absolute discretion.

10.3                        Tax Matters Partner

A.                          The Managing Member shall be designated and shall operate as “Tax Matters Partner” (as defined in Code Section 6231), to oversee or handle matters relating to the taxation of the Company; provided, however, that prior to the Subsequent Threshold Date, the Consent of the Non-Managing Member Representative (which approval or disapproval shall not be unreasonably withheld or delayed) shall be shall be required to settle any administrative proceeding or institute or settle any litigation with respect to tax issues if such action (a) is reasonably likely to materially and adversely affect the Non-Managing Members in the aggregate, and (b) does not relate to the Managing Member’s tax status as a REIT.

B.                          Income tax returns of the Company shall be prepared by such certified public accountant(s) as the Managing Member shall retain at the expense of the Company.

10.4                        Organizational Expenses

The Company shall elect to deduct expenses, if any, incurred by it in organizing the Company ratably as provided in Code Section 709.

10.5                        Tax Partnership Treatment

The Members intend that the Company be treated as a partnership, and not as an association taxable as a corporation, for federal and all applicable state income tax purposes.

ARTICLE XI
TRANSFERS AND WITHDRAWALS

11.1                        Transfer

A.                          No part of the interest of a Member shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

B.                          No Membership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any Transfer or purported Transfer of a Membership Interest not made in accordance with this Article XI shall be null and void ab initio.

11.2                        Transfer of Managing Member’s Membership Interest

A.                          Except in connection with a transaction described in Section 11.2.B, the Managing Member shall not withdraw from the Company and shall not Transfer all or any portion of its interest in the Company without the Consent of the Non-Managing Members, which Consent shall not be unreasonably withheld; provided, however, that the Managing Member may Transfer all or any portion of its interest in the Company without such Consent to any Affiliate of the Managing Member, provided that the Managing Member guarantees the obligations of such Affiliate under this Agreement (the “Managing Member Guarantee”). Upon any Transfer of the Membership Interest of the Managing Member in accordance with the provisions of this Section 11.2, the transferee shall become a Substitute Managing Member for all purposes herein, and shall be vested with the powers and rights of the transferor Managing Member, and shall be liable for all obligations and responsible for all duties of the Managing Member, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Membership Interest so acquired. It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor Managing Member under this Agreement with respect to such Transferred Membership Interest, and such Transfer shall relieve the transferor Managing Member of its obligations under this Agreement accruing subsequent to the date of such Transfer except for the Managing Member Guarantee. In the event the Managing Member withdraws from the Company, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the Incapacity of the Managing Member, all of the remaining Members may elect to continue the Company business by selecting a Substitute Managing Member in accordance with the Act.

B.                          The Managing Member shall not engage in any merger, consolidation or other combination with or into another Person, sale of all or substantially all of its assets or any reclassification, or change of its outstanding equity interests through a restructuring, recapitalization, reclassification or otherwise (a “Termination Transaction”), unless either (i) the Termination Transaction has been approved by the Consent of the Non-Managing Members or (ii) in connection with the Termination Transaction, all holders of LLC Units (other than the Managing Member) either will receive for each LLC Unit, or will be entitled to receive, for each LLC Unit (in lieu of the REIT Shares Amount) upon a Redemption of the LLC Unit pursuant to Section 8.6 hereof, an amount of cash, securities, or other property equal to the amount that would have been paid to the holder had the LLC Unit been redeemed for REIT Shares pursuant to Section 8.6 hereof immediately prior to the consummation of the Termination Transaction subject, in the event of a Redemption of the LLC Unit pursuant to Section 8.6 hereof subsequent to the consummation of the Termination Transaction, to further adjustment to the extent provided in this Agreement to compensate for the dilutive effect of certain transactions described herein; provided, however, that, if, in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding REIT Shares, each Member shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities, or other property which such Member would have received had it redeemed its LLC Units for REIT Shares pursuant to Section 8.6 immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer. No provision of this Agreement, including, without limitation, the provisions of Section 7.3.B hereof, shall prohibit the consummation of any Termination Transaction permitted by the provisions of this Section 11.2.B.

11.3                        Non-Managing Members’ Rights to Transfer

A.                          General. No Non-Managing Member shall Transfer all or any portion of its Membership Interest, or any of such Non-Managing Member’s economic rights as a Non-Managing Member, to any transferee without first offering such Membership Interest to the Managing Member or otherwise obtaining the Consent of the Managing Member, which Consent may be withheld in its sole and absolute discretion; provided, however, that notwithstanding the foregoing or any other provisions of this Agreement, any Non-Managing Member may, without the Consent of the Managing Member, (x) pledge all or any portion of its Membership Interest to a lender to such Member to secure indebtedness to such lender and Transfer such Membership Interest to such lender upon foreclosure of the debt secured by such Membership Interest, so long as any such pledge or other Transfer would not otherwise violate the provisions of this Agreement or (y) transfer all or any portion of its Membership Interest or economic rights as a Non-Managing Member to a partner or member of such Non-Managing Member in as a distribution or in liquidation of such partner or member’s interest in such Non-Managing Member, to a family member of such Non-Managing Member, a trust all of the beneficiaries of which are such Non-Managing Member and family members of such Non-Managing Member, a corporation, general or limited partnership or limited liability company all of the owners of which are such Non-Managing Member and family members of such Non-Managing Member or to an organization described in Code Sections 170(b)(1)(A), 170(c)(2) or 501(c)(3), so long as any such Transfer would not otherwise violate the provisions of this Agreement (herein, a “Permitted Non-Managing Member Assignment”), and in connection with any Permitted Non-Managing Member Assignment, such Non-Managing shall reimburse to the Managing Member all actual out-of-pocket costs and expenses in connection with such Permitted Non-Managing Member Assignment, including, without limitation, attorneys’ fees and costs and any other expenses incurred by the Managing Member, including the costs of filing any amendment or prospectus supplement to any registration statement or prospectus as necessary to reflect such Transfer. In addition, it is understood and agreed that the transferee pursuant to any Permitted Non-Managing Member Assignment shall only become an Assignee and not a Substituted Member, unless otherwise Consented to by the Managing Member in its sole and absolute discretion.

B.                          Conditions to Transfer. It is a condition to any Transfer otherwise permitted hereunder that the transferee assume by operation of law or express agreement all of the obligations of the transferor Member under this Agreement with respect to such Transferred Membership Interest, and that the Managing Member be reimbursed for all actual out-of-pocket costs and expenses incurred by the Managing Member in connection with such Transfer, including, without limitation, attorneys’ fees and costs and any other expenses incurred by Managing Member, including the costs of filing any amendment or prospectus supplement to any registration statement or prospectus as necessary to reflect such Transfer. Notwithstanding the foregoing, any transferee of any Transferred Membership Interest shall be subject to the Ownership Limits and any and all ownership limitations contained in the Charter. Any transferee, whether or not admitted as a Substituted Member, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Member, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

C.                          Incapacity. If a Non-Managing Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Non-Managing Member’s estate shall have all the rights of a Non-Managing Member, but not more rights than those enjoyed by other Non-Managing Members, for the purpose of settling or managing the estate, and such power as the Incapacitated Non-Managing Member possessed to Transfer all or any part of its interest in the Company. The Incapacity of a Non-Managing Member, in and of itself, shall not dissolve or terminate the Company.

D.                          Opinion of Counsel. In connection with any Transfer of a Membership Interest other than a Redemption, the Managing Member shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Company or the Membership Interests Transferred. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Company or the LLC Units, the Managing Member may prohibit any Transfer by a Member of Membership Interests otherwise permitted under this Section 11.3.

E.                           Transfers to Lenders. No Transfer of any LLC Units may be made to a lender to the Company or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Company whose loan constitutes a Nonrecourse Liability, without the Consent of the Managing Member, in its sole and absolute discretion; provided that, as a condition to such Consent, the lender will be required to enter into an arrangement with the Company and the Managing Member to redeem or exchange for the REIT Shares Amount any LLC Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a member in the Company for purposes of allocating liabilities to such lender under Code Section 752.

11.4                        Substituted Members

A.                          No Member shall have the right to substitute a transferee (including any transferees pursuant to Transfers permitted by Section 11.3 hereof) as a Member in its place. The Managing Member shall, however, have the right to Consent to the admission of a transferee of the interest of a Member pursuant to this Section 11.4 as a Substituted Member, which Consent may be given or withheld by the Managing Member in its sole and absolute discretion. The Managing Member’s failure or refusal to permit a transferee of any such interests to become a Substituted Member shall not give rise to any cause of action against the Company or any Member.

B.                          A transferee who has been admitted as a Substituted Member in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement. The admission of any transferee as a Substituted Member shall be subject to the transferee executing and delivering to the

Company an acceptance of all of the terms and conditions of this Agreement (including without limitation, the provisions of Section 2.4 and such other documents or instruments as may be required to effect the admission) from and after the effective date of such Transfer.

C.                          Upon the admission of a Substituted Member, the Managing Member shall amend Exhibit A to reflect the name, address, Capital Account and number of LLC Units of such Substituted Member and to eliminate or adjust, if necessary, the name, address, Capital Account and number of LLC Units of the predecessor of such Substituted Member (and any other Member, as necessary); provided that, in lieu of amending or restating Exhibit A hereto, the Managing Member may elect to reflect such matters in the books and records of the Company and not Exhibit A;

11.5                        Assignees

If the Managing Member, in its sole and absolute discretion, does not Consent to the admission of any permitted transferee under Section 11.3 hereof as a Substituted Member, as described in Section 11.4 hereof, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited liability company interest under the Act, including the right to receive distributions from the Company and the share of Net Income, Net Loss and other items of income, gain, loss, deduction and credit of the Company attributable to the LLC Units assigned to such transferee, the rights to Transfer the LLC Units provided in this Article XI, and the right of Redemption provided in Section 8.6, but shall not be deemed to be a Member of LLC Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent or vote with respect to such LLC Units on any matter presented to the Members for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Member). In the event that any such transferee desires to make a further assignment of any such LLC Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Members desiring to make an assignment of LLC Units. The Managing Member shall have no liability under any circumstance with respect to any Assignee as to which it does not have notice.

11.6                        General Provisions

A.                          No Non-Managing Member may withdraw from the Company other than (i) as a result of a permitted Transfer of all of such Non-Managing Member’s LLC Units in accordance with this Article XI and the transferee(s) of such LLC Units being admitting to the Company as a Substituted Member or (ii) pursuant to a Redemption by the Non-Managing Member of all of its LLC Units under Section 8.6 hereof.

B.                          Any Non-Managing Member who shall Transfer all of its LLC Units in a Transfer (i) permitted pursuant to this Article XI where such transferee was admitted as a Substituted Member; (ii) pursuant to the exercise of its rights to effect a Redemption of all of its LLC Units under Section 8.6 hereof; (iii) pursuant to a Reduction; or (iv) pursuant to a combination of Transfers of the types specified in the foregoing (i) - (iii), shall cease to be a Member.

C.                          Transfers pursuant to this Article XI (but not pursuant to a Redemption) may only be made on the first day of a Calendar Quarter of the Company, unless the Managing Member otherwise agrees.

D.                          All distributions of Available Cash attributable to an LLC Unit with respect to which the LLC Record Date is before the date of a Transfer or a Redemption of the LLC Unit shall be made to the transferor Member and all distributions of Available Cash thereafter attributable to such LLC Unit shall be made to the transferee Member.

E.                           Notwithstanding anything to the contrary set forth herein, in addition to any other restrictions on Transfer herein contained, in no event may any Transfer or assignment of a Membership Interest by any Member (including any redemption or any Redemption or any other acquisition of LLC Units by the Company) be made:

(1)                   to any person or entity who lacks the legal right, power or capacity to own a Membership Interest;

(2)                   in violation of applicable law;

(3)                   without the Consent of the Managing Member, if such Transfer would, in the opinion of counsel to the Company or the Managing Member, cause an increased tax liability to any other Member or Assignee as a result of the termination of the Company, in either case for federal or state income or franchise tax purposes (except in the case of a Terminating Capital Transaction or as a result of the Redemption of all LLC Units pursuant to Section 8.6);

(4)                   without the Consent of the Managing Member, if such Transfer could, as reasonably determined by the Managing Member, (i) result in the Company being treated as an association taxable as a corporation for federal income tax or for state income or franchise tax purposes, (ii) adversely affect the ability of the Managing Member to continue to qualify as a REIT or subject the Managing Member to any additional taxes under Code Section 857 or Code Section 4981 or (iii) be treated as having been effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704, or such Transfer fails to satisfy a “safe-harbor” preventing such treatment (as set forth in Treasury Regulations under Code Section 7704 or any successor provision);

(5)                   if such Transfer could cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c));

(6)                   if such Transfer could, in the opinion of legal counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101;

(7)                   if such Transfer could cause the Company (as opposed to the Managing Member) to become a reporting company under the Exchange Act;

(8)                   if such Transfer could subject the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; or

(9)                   without the Consent of the Managing Member, which may be granted or withheld in its sole and absolute discretion, if such Transfer could result in the Company having more than 100 Members (including as Members those persons indirectly owning an interest in the Company through a partnership, limited liability company, S corporation or grantor trust (such entity, a “flow through entity”), but only if substantially all of the value of such person’s interest in the flow through entity is attributable to the flow through entity’s interest (direct or indirect) in the Company) (the “One Hundred Member Limit”).

F.                            No Non-Managing Member will take or allow any Affiliate to take any action that would cause a violation of the One Hundred Member Limit.

ARTICLE XII
ADMISSION OF MEMBERS

12.1                        Admission of Initial Non-Managing Members

Upon the contribution of the Contributed Property to the Company, the Contributor, to the extent it receives Non-Managing Member Units, shall be admitted to the Company as an Initial Non-Managing Member. The Contributor, in lieu of receiving the number of Non-Managing Member Units otherwise issuable to it pursuant to the Contribution Agreement, may instruct the Managing Member to issue the Non-Managing Member Units to Contributor’s Partners so long as (i) Contributor certifies to the Managing Member that the Contributor’s right to receive the Non-Managing Member Units has been distributed to the Contributor’s Partners in accordance with the partnership agreement of the Contributor, (ii) each of the Contributor’s Partners executes (A) a Joinder Agreement as a Non-Managing Member, (B) an Accredited Investor Certificate in form and substance reasonably acceptable to the Managing Member or as otherwise required by the Contribution Agreement; and (C) a Registration Rights Agreement.

12.2                        Admission of Successor Managing Member

A successor to all of the Managing Member’s Membership Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor Managing Member shall be admitted to the Company as the Managing Member, effective immediately upon such Transfer. Any such successor shall carry on the business of the Company without dissolution. In each case, the admission shall be subject to the successor Managing Member executing and delivering to the Company an acceptance of all of the terms, conditions and applicable obligations of this Agreement and such other documents or instruments as may be required to effect the admission pursuant to Section 11.2 hereof.

12.3                        Admission of Additional Members

A.                          A Person (other than an existing Member) who makes a Capital Contribution to the Company in accordance with this Agreement shall be admitted to the Company as an Additional Member, only upon furnishing to the Managing Member (i) evidence of acceptance, in form and substance satisfactory to the Managing Member, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, and (ii) such other documents or instruments as may be required in the sole and absolute discretion of the Managing Member in order to effect such Person’s admission as an Additional Member.

B.                          Notwithstanding anything to the contrary in this Agreement, no Person shall be admitted as an Additional Member without the Consent of the Non-Managing Members and the consent of the Managing Member and the Consent of the Non-Managing Members, which Consent may be given or withheld by each Member in its sole and absolute discretion. The admission of any Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company, following the Consent of the Managing Member and the Consent of the Non-Managing Members to such admission.

C.                          If any Additional Member is admitted to the Company on any day other than the first day of a Fiscal Year, then Net Income, Net Loss, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Members and Assignees for such Fiscal Year shall be allocated among such Additional Member and all other Members and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the Managing Member. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Member occurs shall be allocated among all the Members and Assignees including such Additional Member, in accordance with the principles described in Section 11.6.C hereof. All distributions of Available Cash with respect to which the LLC Record Date is before the date of such admission shall be made solely to Members and Assignees other than the Additional Member, and all distributions of Available Cash thereafter shall be made to all the Members and Assignees including such Additional Member.

12.4                        Amendment of Agreement and Certificate

For the admission to the Company of any Member, the Managing Member shall take all steps necessary and appropriate under the Act to amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

12.5                        Limitation on Admission of Members

No Person shall be admitted to the Company as a Substituted Member or an Additional Member if, in the opinion of legal counsel for the Company, it would result in the Company being treated as a corporation for federal income tax purposes or otherwise cause the Company to become a reporting company under the Exchange Act.

ARTICLE XIII
DISSOLUTION, LIQUIDATION AND TERMINATION

13.1                        Dissolution

The Company shall not be dissolved by the admission of Substituted Members or Additional Members or by the admission of a successor Managing Member in accordance with the terms of this Agreement. Upon the withdrawal of the Managing Member, any successor Managing Member shall continue the business of the Company without dissolution. However, the Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

A.                          an event of withdrawal of the Managing Member, as defined in the Act (other than an event of bankruptcy), unless, within 90 days after the withdrawal, a Majority of Remaining Members agree in writing to continue the business of the Company and to the appointment, effective as of the date of withdrawal, of a substitute Managing Member;

B.                          subject to the provisions of Sections 7.3.E and 7.3H hereof, an election to dissolve the Company made by the Managing Member;

C.                          entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act;

D.                          subject to the provisions of Sections 7.3.E and 7.3H hereof, the sale of all or substantially all of the assets and properties of the Company;

E.                           subject to the provisions of Sections 7.3.E and 7.3H hereof, a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the Managing Member is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the Managing Member, in each case under any Bankruptcy Law as now or hereafter in effect, unless prior to or within 90 days after the entry of such order or judgment a Majority of Remaining Members Consent in writing to continue the business of the Company and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute Managing Member;

F.                            the Incapacity of the Managing Member, unless prior to or within 90 days after such Incapacity a Majority of Remaining Members agree in writing to continue the business of the Company and to the appointment, effective as of a date prior to the date of such Incapacity, of a substitute Managing Member; or

G.                          the Redemption of all LLC Units (other than those held by the Managing Member).

13.2                        Redemption of Non-Managing Member Units

Notwithstanding anything in this Agreement to the contrary, on or after such time as the Managing Member has the right to dissolve the Company or at any time with respect to Members that are an organization described in Code Sections 170(b)(1)(A), 170(c)(2) or 501(c)(3), the Managing Member may, in its sole and absolute discretion, require each Non-Managing Member (by delivering a Call Notice to such Non-Managing Member) to tender all of its Non-Managing Member Units to the Managing Member in exchange for, at the election of and in the sole and absolute discretion of the Managing Member, either (i) an amount of cash equal to the sum of (a) the Cash Amount and (b) the NMM Sharing Amount, calculated as if all of the Contributed Property then owned by the Company were sold in a taxable transaction at their fair market values, or (ii) a number of REIT Shares equal to the sum of (a) the REIT Shares Amount payable on the Specified Redemption Date and otherwise in accordance with the procedures and provisions set forth in Sections 8.6.A and B, and (b) a number of REIT Shares with a value equal to the amount set forth in Section 13.2(i)(b).

13.3                        Winding Up

A.                          Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Members. After the occurrence of a Liquidating Event, no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. The Managing Member (or, in the event that there is no remaining Managing Member, any Person elected by a Majority in Interest of the Non-Managing Members (the Managing Member or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and property, and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Managing Member, include shares of stock in the Managing Member) shall be applied and distributed in the following order:

(1)                   First, to the satisfaction of all of the Company’s debts and liabilities to creditors other than the Members and their Assignees (whether by payment or the making of reasonable provision for payment thereof);

(2)                   Second, to the satisfaction of all of the Company’s debts and liabilities to the Members, including, but not limited to, any loan made to the Company by a Member in accordance with the terms of this Agreement (including the Managing Member Loan) (whether by payment or the making of reasonable provision for payment thereof); and

(3)                   The balance, if any, to the Members and any Assignees in accordance with their respective positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

The Managing Member shall not receive any compensation for any services performed pursuant to this Article XIII.

B.                          Notwithstanding the provisions of Section 13.3.A hereof that require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Members, the Liquidator may defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Members as creditors) and/or distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.3.A hereof, undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Notwithstanding the foregoing, any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Members, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

C.                          In the event that the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XIII to the Members and Assignees that have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) to the extent of, and in proportion to, their positive Capital Account balances. If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. A pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article XIII may be withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld or escrowed amounts shall be distributed to the Members in the manner and order of priority set forth in Section 13.3.A hereof as soon as practicable.

13.4                        Deemed Contribution and Distribution

Notwithstanding any other provision of this Article XIII, in the event that the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Company’s Property shall not be liquidated, the Company’s liabilities shall not be paid or discharged and the Company’s affairs shall not be wound up. Instead, for federal and state income tax purposes, the Company shall be deemed to have contributed its assets and liabilities to a new limited liability company in exchange for an interest in such new limited liability company and, immediately thereafter, the Company will be deemed to liquidate by distributing interests in the new limited liability company to the Members.

13.5                        Rights of Members

Except as otherwise provided in this Agreement, (a) each Member shall look solely to the assets of the Company for the return of its Capital Contribution, (b) no Member shall have the right or power to demand or receive property other than cash from the Company and (c) except as provided in this Agreement, no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations.

13.6                        Notice of Dissolution

In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Members pursuant to Section 13.1 hereof, result in a dissolution of the Company, the Managing Member shall, within 30 days thereafter, provide written notice thereof to each of the Members and, in the Managing Member’s sole and absolute discretion or as required by the Act, to all other parties with whom the Company regularly conducts business (as determined in the sole and absolute discretion of the Managing Member), and the Managing Member may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conduct business (as determined in the sole and absolute discretion of the Managing Member).

13.7                        Cancellation of Certificate

Upon the completion of the liquidation of the Company’s cash and property as provided in Section 13.3 hereof, the Company shall be terminated and the Certificate and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

13.8                        Reasonable Time for Winding-Up

A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.3 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Members during the period of liquidation.

13.9                        Liability of Liquidator

The Liquidator shall be indemnified and held harmless by the Company from and against any and all claims, liabilities, costs, damages, and causes of action of any nature whatsoever arising out of or incidental to the Liquidator’s taking of any action authorized under or within the scope of this Agreement; provided, however, that the Liquidator shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arises out of (i) a matter entirely unrelated to the Liquidator’s action or conduct pursuant to the provisions of this Agreement or (ii) the proven willful misconduct or gross negligence of the Liquidator.

ARTICLE XIV
PROCEDURES FOR ACTIONS AND CONSENTS
OF MEMBERS; AMENDMENTS; MEETINGS

14.1                        Procedures for Actions and Consents of Members

The actions requiring Consent or approval of Non-Managing Members pursuant to this Agreement, including Section 7.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14 and shall require the Consent of the Non-Managing Members unless a different standard or percentage is expressly required by this Agreement for the action in question.

14.2                        Amendments

Except for amendments to Exhibit A as provided in Sections 7.3.C, 11.4.C and 12.3 hereof, amendments to this Agreement may be proposed by the Managing Member or by a Majority in Interest of the Non-Managing Members. Following such proposal, the Managing Member shall submit any proposed amendment to the Members. The Managing Member shall seek the written Consent of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that the Managing Member may deem appropriate. The affirmative vote or Consent, as applicable, of a Majority in Interest of the Non-Managing Members and the Managing Member is required for the approval of a proposed amendment.

14.3                        Meetings of the Members

A.                          Meetings of the Members may be called by the Managing Member and shall be called upon the receipt by the Managing Member of a written request by a Majority in Interest of the Non-Managing Members. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. The meeting shall be held at the headquarters office of the Managing Member or at such other location as may be designated by the Managing Member. Members may vote in person or by proxy at such meeting. Whenever the vote or Consent of Members is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Members or may be given in accordance with the procedure prescribed in Section 14.3.B hereof.

B.                          Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a prior, written notice thereof is sent to each Member in accordance with Section 15.1 and Consent setting forth the action so taken is signed by Members holding a majority of the LLC Units (or such other percentage as is expressly required by this Agreement for the action in question). Such Consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of Members holding a majority of the LLC Units (or such other percentage as is expressly required by this Agreement). Such Consent shall be filed with the Managing Member. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a written Consent, the Managing Member may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a Consent that is consistent with the Managing Member’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.

C.                          Each Member may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Member executing it, such revocation to be effective upon the Company’s receipt of written notice of such revocation from the Member executing such proxy.

D.                          Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deems appropriate in its reasonable discretion. Without limitation, meetings of Members may be conducted in the same manner as meetings of the Managing Member’s shareholders and may be held at the same time as, and as part of, the meetings of the Managing Member’s shareholders.

ARTICLE XV
GENERAL PROVISIONS

15.1                        Addresses and Notice

Any notice, demand, request or report required or permitted to be given or made to a Member or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including by telecopy, facsimile, or commercial courier service) (i) in the case of a Member, to that Member at the address set forth in Exhibit A or such other address of which the Member shall notify the Managing Member in writing and (ii) in the case of an Assignee, to the address of which such Assignee shall notify the Managing Member in writing.

15.2                        Titles and Captions

All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” or “Sections” are to Articles and Sections of this Agreement.

15.3                        Pronouns and Plurals

Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

15.4                        Further Action

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

15.5                        Binding Effect

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

15.6                        Creditors

Other than as expressly set forth herein with respect to Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

15.7                        Waiver

A.                          No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

15.8                        Counterparts

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

15.9                        Applicable Law

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

15.10                 Entire Agreement

This Agreement, the Contribution Agreement and the other agreements executed on the Effective Date as provided in the Contribution Agreement contain all of the understandings and agreements between and among the Members with respect to the subject matter of this Agreement and the rights, interests and obligations of the Members with respect to the Company.

15.11                 Invalidity of Provisions

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

15.12                 No Partition

No Member nor any successor-in-interest to a Member shall have the right while this Agreement remains in effect to have any property of the Company partitioned, or to file a complaint or institute to any proceeding at law or in equity to have such property of the Company partitioned, and each Member, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Members that the rights of the parties hereto and their successors-in-interest to Company property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Members and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

15.13                 Non-Managing Member Representative

A.                          All actions taken by the Non-Managing Member Representative pursuant to those provisions of this Agreement which authorize the Non-Managing Member Representative to so act shall be binding upon all Non-Managing Members as if they had individually taken such action and each Non-Managing Member, by entering into or agreeing to be bound by the provisions of this Agreement, authorize the Non-Managing Member Representative to take such actions on his, her or its behalf and agree that the actions so taken shall be binding upon him, her or it to the same extent as if he, she or it had taken the action directly.

B.                          The holders of a majority of the outstanding Non-Managing Members Units shall be entitled to replace the Non-Managing Member Representative by delivering to the Managing Member a written notice signed by the holders of a majority of the outstanding Non-Managing Members Units stating (i) that the notice is being provided to the Managing Member pursuant to this Section 15.13.B, (ii) that the Members signing the notice own of record on the books of the Company a majority of the outstanding Non-Managing Members Units, (iii) that the Members signing the notice desire to replace the person then serving as the Non-Managing Member Representative with the person named in the notice, and (iv) specifying the date on which the appointment of the named individual to replace the then serving Non-Managing Member Representative shall be effective (which shall be a date not earlier than the fourteenth day after the date on which the notice shall have been delivered to the Managing Member). The appointment of the new Non-Managing Member Representative specified in the notice shall be effective on the date specified in the notice and upon effectiveness, the individual previously serving as the Non-Managing Member Representative shall cease to be entitled to act in that capacity under this Agreement.

15.14                 Uniform Commercial Code Article 8 (Opt-In)

The Company hereby irrevocably elects that all LLC Units shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and each other applicable jurisdiction. Each certificate evidencing LLC Units in the Company shall bear the following legend: “This certificate evidences an interest in HCP DR California II, LLC and shall be a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and, to the extent permitted by applicable law, each other applicable jurisdiction.” This provision shall not be amended, and any purported amendment to this provision shall be null and void.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first written above.

MANAGING MEMBER:

HCP, INC.,
a Maryland corporation

By:	/s/ Kendall Young
Name:	Kendall Young
Title	Executive Vice President-
Senior Housing

NON-MANAGING MEMBERS:

OAKMONTSL OF CHINO HILLS L.P.,
a California limited partnership

By:	OSL of Chino Hills LLC
Its:	Co-Managing Partner

By:	The William P. and Cynthia J.
Gallaher Trust Dated April 5, 1989

By:	/s/ William P. Gallaher
Name:	William P. Gallaher
Title	Trustee

[See Additional Signature Pages of
Non-Managing Members Attached hereto]

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

NON-MANAGING MEMBER:

THE WILLIAM P. & CYNTHIA J. GALLAHER
TRUST DATED APRIL 5, 1989

By:	/s/ William P. Gallaher
William P. Gallaher, Trustee

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

NON-MANAGING MEMBER:

WILLIAM R. MABRY III AND CATHY L.
MABRY TRUST AGREEMENT DATED
JULY 30, 2009

By:	/s/ William R. Mabry III
William R. Mabry III, Trustee

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

NON-MANAGING MEMBER:

THE LIN REVOCABLE LIVING TRUST
DATED MAY 7, 1999

By:	/s/ Joseph G. Lin
Joseph G. Lin, Trustee

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

NON-MANAGING MEMBER:

By:	/s/ James A. Meyer
James A. Meyer

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

NON-MANAGING MEMBER:

By:	/s/ Marjorie I. Meyer
Marjorie I. Meyer

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

NON-MANAGING MEMBER:

By:	/s/ Ned B. Stein
Ned B. Stein

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

NON-MANAGING MEMBER:

THE JOHN AND ANDREA GLADSTEIN
FAMILY TRUST DATED 11 FEBRUARY 2003

By:	/s/ John Berle Gladstein
John Berle Gladstein, Trustee

By:	/s/ Andrea Bialek Gladstein
Andrea Bialek Gladstein, Trustee

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

NON-MANAGING MEMBER:

THE JEFF & JUDY MEYER FAMILY TRUST
DATED 8/29/02

By:	/s/ Jeff Meyer
Jeff Meyer, Trustee

By:	/s/ Judy Meyer
Judy Meyer, Trustee

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

NON-MANAGING MEMBER:

THE RICHARD T. SOUTHERN AND
THANH T. VO FAMILY TRUST

By:	/s/ Richard T. Southern
Richard T. Southern, Trustee

By:	/s/ Thanh T. Vo
Thanh T. Vo, Trustee

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

NON-MANAGING MEMBER:

THE STEVEN L. AND JOAN A. GALLAHER
TRUST DATED 7/10/00

By:	/s/ Steven L. Gallaher
Steven L. Gallaher, Trustee

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

NON-MANAGING MEMBER:

THE FRANCIS J. AND SHANNON A.
CONNELLY LIVING TRUST

By:	/s/ Francis J. Connelly
Francis J. Connelly, Trustee

By:	/s/ Shannon A. Connelly
Shannon A. Connelly, Trustee

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

NON-MANAGING MEMBER:

THE 1988 AL COPPIN LIVING TRUST

By:	/s/ Al Coppin
Al Coppin, Trustee

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

NON-MANAGING MEMBER:

THE VARGAS FAMILY TRUST

By:	/s/ Honesto Vargas
Honesto Vargas, Trustee

By:	/s/ Carole Vargas
Carole Vargas, Trustee

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

NON-MANAGING MEMBER:

IVY M. PETERSEN TRUST

By:	/s/ Ivy M. Petersen
Ivy M. Petersen, Trustee

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

NON-MANAGING MEMBER:

CHRISTINE J. CANADY TRUST

By:	/s/ Ivy M. Petersen
Ivy M. Petersen, Trustee

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

NON-MANAGING MEMBER:

By:	/s/ Elaine de Man
Elaine de Man

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

NON-MANAGING MEMBER:

By:	/s/ Cinda Connelly
Cinda Connelly

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

NON-MANAGING MEMBER:

By:	/s/ William Connelly
William Connelly

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

NON-MANAGING MEMBER:

By:	/s/ Paul Bialek
Paul Bialek

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

NON-MANAGING MEMBER:

MOORE-BONE 2012 REVOCABLE FAMILY
TRUST DATED 2/28/12

By:	/s/ Donald W. Moore
Donald W. Moore, Trustee

By:	/s/ Kathleen A. Bone
Kathleen A. Bone, Trustee

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

NON-MANAGING MEMBER:

THE GULATI LIVING TRUST

By:	/s/ Mohinder Gulati
Mohinder Gulati, Trustee

By:	/s/ Manjit Gulati
Manjit Gulati, Trustee

EXHIBIT A

PART I - MEMBERS AND CAPITAL CONTRIBUTIONS

Non-Managing Members (1)	Contribution	Gross Asset Value of Contribution (2)	Net Asset Value of Contribution (2)
OakmontSL of Chino Hills L.P.	Chino Hills Property	$32,783,520	$5,040,111.97

(1) Part II lists individual Non-Managing Members and their respective LLC Units.

(2) Represents portion allocable to Non-Managing Members.

Managing Member	Contribution	Gross Asset Value of Contribution	Net Asset Value of Contribution
HCP, Inc.	Cash	$26,274,700.78	$26,274,700.78

A-1

EXHIBIT A

PART II - MEMBERS AND LLC UNITS

Non-Managing Member Units

Name	Address	Non-Managing Member Units
William P. & Cynthia J. Gallaher Trust dated April 5, 1989		15,046
The Lin Revocable Living Trust dated May 7, 1999		1,428
The William R. Mabry III and Cathy L. Mabry Trust Agreement dated July 30, 2009		726
Francis J. & Shannon A. Connelly Living Trust		4,584
Ned B. Stein		16,715
John & Andrea Gladstein Family Trust dated 11 February 2003		4,975
The 1988 Al Coppin Living Trust		3,340
Richard T. Southern & Thanh T. Vo Trust		5,652
James A. Meyer & Marjorie I. Meyer		3,317
The Jeff & Judy Meyer Family Trust dated 8/29/02		9,952
William Connelly & Cinda Connelly		3,317
The Steven L. & Joan A. Gallaher Trust dated 7/10/00		3,244
Christine J. Canady Trust		3,317
Ivy M. Petersen Trust		3,317
Moore-Bone 2012 Revocable Family Trust dated 2/28/12		3,317
Elaine de Man		3,317
Gulati Living Trust		21,038
The Vargas Family Trust		3,976
Paul Bialek		9,109
	TOTAL:	119,687

Managing Member Units

Name	Address	Managing Member Units
HCP, Inc.	1920 Main Street, Suite 1200 Irvine, California 92614	623,954

A-2-1

EXHIBIT B

NOTICE OF REDEMPTION

To:	HCP DR California II, LLC
c/o HCP, Inc.
[ ]
[ ]

The undersigned Member or Assignee hereby irrevocably tenders for Redemption LLC Units in HCP DR California II, LLC (the “Company”) in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of HCP DR California II, LLC, dated as of June     , 2014 (the “Agreement”), and the Redemption Rights referred to therein. The undersigned Member or Assignee:

(a)           undertakes (i) to surrender such LLC Units and any certificate therefor at the closing of the Redemption and (ii) to furnish to the Managing Member, prior to the Specified Redemption Date, the documentation, instruments and information required under Section 8.6.E of the Agreement;

(b)           directs that, at the sole discretion of the Managing Member, either (i) a certified check representing the Cash Amount deliverable upon closing of the Redemption be delivered to the address specified below, after deducting therefrom any costs or expenses to which the undersigned Member or Assignee is responsible pursuant to the Agreement, or (ii) a certificate(s) representing the REIT Shares deliverable upon the closing of such Redemption be delivered to the address specified below;

(c)           represents, warrants, certifies and agrees that: (1) the undersigned Member or Assignee has, and at the closing of the Redemption will have good, marketable and unencumbered title to such LLC Units, free and clear of the rights or interests of any other person or entity other than the rights of the Managing Member thereto or the Company in respect thereof, (2) the undersigned Member or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such LLC Units as provided herein, (3) the undersigned Member or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender, (4) such Redemption is in compliance with the provisions of Section 8.6 of the Agreement, and (5) except to the extent deducted from the Cash Amount pursuant to clause (b)(i) above, the undersigned Member or Assignee shall, as a condition to receipt of the REIT Shares, reimburse to the Managing Member all costs and expenses for which such undersigned Member or Assignee is responsible pursuant to the Agreement; and

(d)           acknowledges that it will continue to own such LLC Units until and unless such Redemption transaction closes, subject to the provisions of Section 5.7 of the Agreement.

All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated:

B-1

Name of Member or Assignee:

(Signature of Member or Assignee)

(Street Address)

(City) (State) (Zip)

Signature Guaranteed by:

Issue REIT Shares in the name of:

Please insert social security or identifying
number:

B-2

EXHIBIT C

FORM OF JOINDER AGREEMENT

JOINDER TO OPERATING AGREEMENT

THIS JOINDER TO OPERATING AGREEMENT (the “Joinder”) effecting a joinder to the Amended and Restated Limited Liability Company Operating Agreement of HCP DR California II, LLC dated as of June     , 2014 (the “Operating Agreement”) is entered into as of [                  ], 2014, by and between HCP DR California II, LLC, a Delaware limited liability company (the “Company”), and , a (the “New Member”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Operating Agreement.

1.             New Member agrees to be bound by, the terms and conditions of the Operating Agreement, a copy of which is attached hereto as Exhibit A.

2.             New Member represents to the Company and the Managing Member that the representations and warranties set forth in Section 3.4 of the Operating Agreement are true and correct as of the date hereof.

3.             The Company agrees to admit New Member as a Non-Managing Member of the Company and, in connection therewith, to update and amend Exhibit A to the Operating Agreement, or the books and records of the Company, to reflect the information set forth on Exhibit B attached hereto.

4.             This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

5.             This Joinder shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws or choice of law of the State of Delaware or any other jurisdiction which would result in the application of the law of any jurisdiction other than the State of Delaware.

6.             The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

7.             If any provision of this Joinder is in conflict with or inconsistent with any provision of the Operating Agreement, the provision of the Operating Agreement shall control.

C-1

IN WITNESS WHEREOF, this Joinder to Operating Agreement has been duly executed and delivered by the parties as of the date first above written.

COMPANY:		NEW MEMBER:
HCP DR California II, LLC,
a Delaware limited liability company

By:	HCP, Inc.,	By:
	a Maryland corporation,	Name:
	its Managing Member	Title:

By:
Name:
Title:

C-2

EXHIBIT D

EXAMPLE OF CERTAIN CALCULATIONS PURSUANT TO SECTION 5.6.C

Assumptions for example —

1.                                      LLC unit ownership:

	Units	Effective Price	Value of Interest	Percentage Interest
Managing Member Units (MMUs)	2,400,000	$25.	60,000,000	75%
Non-Managing Member Units (NMMUs)	800,000	$25.	20,000,000	25%
Total	3,200,000		80,000,000

2.                                      Sale of property to which distribution pursuant to Sec. 5.6.A(2) relates:
Disposition Proceeds = $30MM
Initial value = $25MM
Property Appreciation = $5MM
Portion of Disposition Proceeds to be distributed = $10MM

3.                                      Other assumptions:
Value of REIT stock on Reduction Date = $30
There is no Preferred Return Shortfall or Managing Member Shortfall
Unit Portion (Net Cash Flow of property sold/Net Cash Flow of all contributed properties) = .20
There have been no previous distributions of Disposition Proceeds or Refinancing Debt Proceeds
Adjustment Factor = 1.0

Calculation of Reduction:

Sec. 5.6.C(1) — NMMU Reduction = 82,733 Units ($2,482,000 ÷ 30), computed as
(i) excess of

(a)                                 $2.5MM ($10MM distribution * 25% NMM LLC units), over

(b)                                 NMM Sharing Amount of $18,000

(U)          (.20 Unit Portion * 3.2MM LLC Units Outstanding) = 640,000 = Unit Amount

(V)          640,000 * ($30 Value - $25 Effective Price) = $3.2MM Unit Appreciation

D-1

(W)         $5MM Property Appreciation - $3.2MM Unit Appreciation = $1.8MM = Aggregate Sharing Amount

(X)          $1.8MM Aggregate Sharing Amount - $0 Prior Sharing Amounts = $1.8MM Sharing Amount

(Y)          $1.8MM * 1% NMM Sharing Percentage = $18,000 NMM Sharing Amount

(Z)           $2.5MM — $18,000 = $2,482,000

Divided by

(ii) $30 Value on Reduction Date

Sec. 5.6.C(2) — MMU Reduction = 248,199 Units, computed as
(i)            82,733 Reduction Units for NMMs divided by 25% Aggregate Percentage Interests of NMMs before Reduction, times
(ii)           75% Percentage Interest of MM before Reduction

Calculation of Profit Participation Amount for NMMs:

$431,667, computed as the sum of

1.             $18,000 (Cumulative distributions pursuant to Sec. 5.6.A(2) that did not result in a Reduction), and

2.             $413,667 ($2,482,000 [$2.5MM cumulative distributions pursuant to sec. 5.6.A(2) —$18,000])

* (($30 weighted average Value on each Reduction Date - $25 Effective Price)/$30 weighted average Value on each Reduction Date)

D-2

EXHIBIT E
FORM OF BOTTOM DOLLAR GUARANTEE

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (“Guarantee”), dated as of [                  ], 2014, is made by each of the persons or entities whose names are set forth on a counterpart signature page attached hereto (each, a “Guarantor,” and collectively, the “Guarantors”), in favor of HCP, Inc., a Maryland corporation (“Guaranteed Party”).

WHEREAS, HCP DR California II, LLC, a Delaware limited liability company (“Borrower”), is indebted to Guaranteed Party pursuant to that certain promissory note, dated as of [                  ], 2014, in the original principal amount of $[                  ], made by Borrower in favor of Guaranteed Party (the “Credit Document”).

WHEREAS, each Guarantor desires to guarantee collection of a portion of the amount owing under the Credit Document (the “Obligations”) not in excess of the amount set forth on such Guarantor’s counterpart signature page attached hereto (such amount, as applicable to each individual Guarantor, such Guarantor’s “Maximum Guaranteed Amount” and all such amounts in the aggregate, the “Guaranteed Amount”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Guarantors agree as follows:

1.                                      Guarantee.

A.                                    Guarantors hereby irrevocably and unconditionally guarantee the collection by Guaranteed Party of, and hereby agree to pay to Guaranteed Party upon demand (following the exhaustion of the exercise of any and all remedies available to Guaranteed Party against Borrower, including, without limitation and to the extent applicable, realizing upon the assets of Borrower), an amount equal to the excess, if any, of the Guaranteed Amount over the Borrower Proceeds (as hereinafter defined); provided that the obligation of each Guarantor shall be limited severally, and not jointly, to such Guarantor’s Maximum Guaranteed Amount, as set forth on such Guarantor’s counterpart signature page attached hereto. Each Guarantor’s obligations as set forth in this Paragraph 1.A. are hereinafter referred to as the “Guaranteed Obligations.”

B.                                    For the purposes of this Guarantee, the term “Borrower Proceeds” shall mean the aggregate of all amounts collected from Borrower or realized from the sale or other disposition of assets of Borrower (whether applied to the Guaranteed Obligations or other obligations).

2.                                      Waivers: Other Agreements. Guaranteed Party is hereby authorized, without notice or demand upon any Guarantor, which notice or demand is expressly waived hereby, and without discharging or otherwise affecting the enforceability of the obligations of any Guarantor hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time to:

(i)                                     waive or otherwise consent to noncompliance with any provision of the Credit Document, or any part thereof, or any other instrument or agreement in respect of the Guaranteed Obligations now or hereafter executed by Borrower or any other person and delivered to Guaranteed Party;

(ii)                                  accept partial payments on the Guaranteed Obligations by Borrower;

(iii)                               receive, take and hold additional security or collateral for the payment of the Guaranteed Obligations or for the payment of this Guarantee, or for the payment of any other guarantees of the Guaranteed Obligations, and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, or otherwise alter or release any such additional security or collateral;

(iv)                              apply any and all such security or collateral and direct the order or manner of sale thereof as Guaranteed Party may determine in its sole discretion;

(v)                                 settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any mortgage or any other security or collateral for the Guaranteed Obligations or any other guarantee therefor, in any manner;

(vi)                              add, release or substitute any one or more other guarantors, borrowers or endorsers of the Guaranteed Obligations and otherwise deal with Borrower or any other guarantor as Guaranteed Party may elect in its sole discretion; and

(vii)                           apply any and all payments or recoveries from Borrower, any Guarantor or any other guarantor of the Guaranteed Obligations, to such of the Guaranteed Obligations as Guaranteed Party in its sole discretion may determine, whether such Guaranteed Obligations are secured or unsecured or guaranteed or not guaranteed by others.

3.                                      Independent Obligations. Except as expressly set forth in Paragraph 1, the obligations of each Guarantor hereunder are independent of the obligations of Borrower, and a separate action or actions may be brought by Guaranteed Party against any Guarantor, whether or not actions are brought against Borrower. Each Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Guarantor may now or hereafter have against Borrower, or any other person directly or contingently liable for the payment or performance of the obligations under the Credit Document arising from the existence or performance of this Guarantee (including, but not limited to, Guaranteed Party, or any other member of Borrower) (except and only to the extent that such Guarantor makes a payment to Guaranteed Party in excess of the amount required to be paid under Paragraph 1 and the limitations set forth therein).

4.                                      Miscellaneous.

A.                                    Subject to the provisions of this Paragraph 4.A, this Guarantee is irrevocable as to any and all of the Guaranteed Obligations of each Guarantor until such Guarantor has disposed of all of its equity interests in Borrower (the “Termination Date”), provided that the obligations of such Guarantor hereunder shall continue after the Termination Date to the extent of any claims that are attributable fully and solely to an event or action that occurred on or before the Termination Date.  In the event that any Guarantor disposes of all or any portion of such Guarantor’s equity interest in Borrower, the Guaranteed Obligations of such Guarantor shall be decreased by an amount equal to the portion of the Guaranteed Obligations of such Guarantor allocable to the disposed of equity interest (a “Reduction Date”), provided that the obligations of such Guarantor hereunder shall continue after the Reduction Date with respect to the Guaranteed Obligations undiminished by such reduction to the extent of any claims that are attributable fully and solely to an event or action that occurred on or before said Reduction Date. This Guarantee is binding on each Guarantor and its successors and assigns, and inures to the benefit of Guaranteed Party.

B.                                    No delay on the part of Guaranteed Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise or waiver by Guaranteed Party of any right or remedy shall preclude any further exercise thereof, nor shall any modification or waiver of any of the provisions of this Guarantee be binding upon Guaranteed Party, except as expressly set forth in a writing duly signed or delivered by Guaranteed Party or on Guaranteed Party’s behalf by an authorized officer or agent of Guaranteed Party. Guaranteed Party’s failure at any time or times hereafter to require strict performance by Borrower, any Guarantor or any other person of any of the provisions, warranties, terms and conditions contained in any security agreement, agreements, guarantee, instrument or document now or at any time or times hereafter executed by Borrower or any Guarantor or delivered to Guaranteed Party shall not waive, affect or diminish any right of Guaranteed Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of Guaranteed Party, its agents, officers, or employees, unless such waiver is contained in an instrument in writing signed by an officer or agent of Guaranteed Party and directed to Borrower or such Guarantor, or any of them (as the case may be) specifying such waiver. No waiver by Guaranteed Party of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by Guaranteed Party permitted hereunder shall in any way affect or impair Guaranteed Party’s rights or the obligations of any Guarantor under this Guarantee.

C.                                    This Guarantee shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of New York, including without limitation, sections 5-1401 and 5-1402 of the New York General Obligations Law.

D.                                    This Guarantee contains all the terms and conditions of the agreement between Guaranteed Party and each Guarantor. The terms and provisions of this Guarantee may not be waived, altered, modified or amended except in writing duly executed by the party to be charged thereby.

E.                                     This Guarantee may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

F.                                      Guarantor acknowledges that Guaranteed Party makes no representation or warranty concerning the treatment or effect of this Guaranty Agreement under federal, state, local, or foreign tax law.

G.                                    Any notice shall be directed to the parties at the following addresses:

If to a Guarantor:	To the address set forth next to such Guarantor’s name on Schedule 1 attached hereto
If to Guaranteed Party:	HCP, Inc. 1920 Main Street, Suite 1200 Irvine, California 92614 Attention: General Counsel Telephone No.: (949) 407-0700 Facsimile No.: (949) 407-0800 Email: legaldept@hcpi.com

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Attention: Meryl K. Chae
Telephone No.: (213) 687-5035
Facsimile No.: (213) 621-5035

Email: meryl.chae@skadden.com

[Remainder of page intentionally blank]

COUNTERPART SIGNATURE PAGE
ATTACHED TO AND MADE A PART OF
THAT CERTAIN GUARANTY AGREEMENT
DATED AS OF [                        ], 2014

IN WITNESS WHEREOF, the undersigned, through its duly authorized representative, has executed this Guaranty as of the date first above written.

The obligation and liability of the undersigned as a Guarantor hereunder, shall be several, and not joint and shall be limited to the undersigned’s allocable share of the Guaranteed Amount as follows:

$

GUARANTOR:

By:
Title:

Schedule 1

Notice Addresses

Guarantor	Address
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EXHIBIT F
MANAGING MEMBER NOTE

NEGOTIABLE DEMAND PROMISSORY NOTE

Principal Amount: $[ ]	Date of this Note: [ ] , 2014

1.                                      Promise to Pay.  For good and valuable consideration, HCP DR CALIFORNIA II, LLC, a Delaware limited liability company (“Payor”), promises to pay to HCP, INC., a Maryland corporation (together with its registered successors and assigns, the “Payee”), on order, [                    ] Dollars ($[                      ] ) (the “Principal Amount”), together with interest thereon at the Applicable Interest Rate from the date of this Note until paid, in accordance with the terms contained herein. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed. As used herein, “Applicable Interest Rate” shall mean the ten-year U.S. Treasury Note rate published in the Wall Street Journal as of the date of each payment by Payor, plus One Percent (1.00%)

2.                                      Payment Schedule.  From the date of this Note to and until the Demand Date, Payor shall pay quarterly all accrued and unpaid interest under this Note. Each such quarterly installment of accrued and unpaid interest shall be paid on or before the Quarterly Installment Date. For purposes of this Note, the “Quarterly Installment Date” shall be January 1, April 1, July 1, and October 1 of each year to and until the Demand Date. The first installment of accrued and unpaid interest under this Note shall be paid on or before [                  ]. The entire indebtedness under this Note (including the Principal Amount and all accrued and unpaid interest) shall be due and payable on the date (the “Demand Date”) that the Payee of this Note delivers to Payor at 1920 Main Street, Suite 1200, Irvine, California 92614, a writing demanding immediate payment of the indebtedness hereunder. All payments shall be applied first to amounts owing under this Note other than interest and principal, next to accrued interest and then to the principal balance. All payments shall be made in lawful money of the United States.

3.                                      Purpose of Loan.  The Loan evidenced by this Note is being made by HCP to Payor pursuant to the provisions of Section 4.3B of that certain Amended and Restated Limited Liability Company Agreement for HCP DR CALIFORNIA II, LLC dated [                  ]     , 2014, as amended (the “LLC Agreement”).

4.                                      Register.  Payor will maintain, at its principal place of business, a register for the recordation of the names and addresses of the Payee(s) and the principal amount (and stated interest) owing to each Payee (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Payor and the Payee(s) shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Payee hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The registered owner of this Note (or any portion hereof) as indicated on the Register shall be the party with the exclusive right to receive payment of any principal amount and accrued and unpaid interest thereon under this Note. The Register shall be available for inspection by Payor and the Payee(s) at any reasonable time and from time to time upon reasonable prior notice. No assignment, transfer or other disposition of this Note (or any portion thereof) shall be effective unless it has been recorded in the Register. It is intended that the Register constitute a “book entry system” within the meaning of Treasury Regulations Section 5f.103-1(c)(1)(ii) and shall be interpreted consistently therewith.

5.                                      Miscellaneous Provisions.  If the Payee of this Note refers this Note to an attorney to enforce, construe or defend any provision hereof, with or without the filing of any legal action or proceeding, Payor shall pay to the Payee of this Note upon demand the amount of all attorneys’ fees, costs and other expenses incurred in connection therewith, together with interest thereon from the date of demand at the rate set forth in Section 1 above. No provision of this Note may be amended, modified, supplemented, changed, waived, discharged or terminated unless the Payee of this Note consents thereto in writing. In case any one or more of the provisions contained in this Note should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. This Note shall be binding upon and inure to the benefit of Payor and the Payee. The parties intend for this Note to be negotiable in accordance with Section 3-104 of the California Uniform Commercial Code. Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein. This Note shall be governed by and construed in accordance with the laws of the State of California.

[Signature Page Follows]

IN WITNESS WHEREOF, Payor has executed this Note as of the Date of this Note set forth above.

HCP DR CALIFORNIA II, LLC, a Delaware limited liability company

By:	HCP, INC., a Maryland corporation, its Managing Member

By:
Name:
Its:

EXHIBIT G
REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of June 1, 2014, is entered into by and between HCP, Inc., a Maryland corporation (the “Company”), and the parties identified on the signature page hereof as a “Unitholder” (each, a “Unitholder” and collectively, the “Unitholders”).

RECITALS

WHEREAS, the Company, the Unitholders, HCP DR California II, LLC, a Delaware limited liability company (the “Operating LLC”), and certain other parties have entered into that certain Contribution and Purchase Agreement and Joint Escrow Instructions dated as of June 1, 2014 (the “Contribution Agreement”) providing, among other things, for the contribution of certain properties by (the “Unitholders”) to the Operating LLC and the contribution of cash by the Company to the Operating LLC; and

WHEREAS, it is a condition to the closing of the transactions contemplated by the Contribution Agreement with respect to the Properties (as defined in the Contribution Agreement) that the parties hereto enter into this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.1                                                                               Definitions.  The following capitalized terms, as used in this Agreement, have the following meanings:

“Affiliate” means, in respect of any Person, any other Person that is directly or indirectly controlling, controlled by, or under common control with such Person, and the term “control” means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise; and the terms “controlling” and “controlled” should have correlative meanings.

“Agreement” means this Registration Rights Agreement, as it may be amended, supplemented or restated from time to time.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or Los Angeles, California are authorized by law to close.

“Closing Price” means (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any, or (ii) if the Common Stock is not traded on an exchange but is quoted on the NASDAQ or a successor quotation system, (1) the last sales price (if the Common Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Common Stock as reported by NASDAQ or such successor quotation system or (iii) if the Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Common Stock.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock, par value $1.00 per share, of the Company.

“Company” has the meaning set forth in the preamble to this Agreement.

“Contribution Agreement” has the meaning set forth in the recitals to this Agreement.

“Demand Registration” has the meaning set forth in Section 3.1(a) hereof.

“Demand Registration Statement” has the meaning set forth in Section 3.1(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Shelf Registration Statement” means the Company’s Registration Statement on Form S-3, Commission File No. 182824, or any successor shelf Registration Statement maintained by the Company, including a shelf Registration Statement filed to replace such Registration Statement pursuant to Rule 415(a)(6) under the Securities Act.

“Form S-3” means Form S-3 under the Securities Act, as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed with the SEC.

“Full Conversion Date” has the meaning set forth in Section 2.1 hereof.

“Holder” means a Unitholder which is the record or beneficial owner of any Registrable Security or any assignee or transferee of such Registrable Security (including assignments or transfers of Registrable Securities to such assignees or transferees as a result of the foreclosure on any loans secured by such Registrable Securities) unless such Registrable Security is acquired in a sale pursuant to a registration statement under the Securities Act or pursuant to a transaction exempt from registration under the Securities Act, in each such case, where the security sold in such transaction may be resold without subsequent registration under the Securities Act.

“Inspectors” has the meaning set forth in Section 3.2(h).

“Issuance Registration Statement” has the meaning set forth in Section 2.1.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Operating LLC, dated as of the date of this Agreement, as the same maybe further amended, modified or restated from time to time.

“LLC Units” has the meaning set forth in the LLC Agreement.

“New Registration Statement” has the meaning set forth in Section 2.1 hereof.

“Operating LLC” has the meaning set forth in the recitals to this Agreement.

“Person” means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Records” has the meaning set forth in Section 3.2(h).

“Redeemable LLC Units” means LLC Units which may be redeemed for Common Stock pursuant to the LLC Agreement.

“Registrable Securities” means shares of Common Stock of the Company issued or issuable upon exchange of Redeemable LLC Units pursuant to the terms of the LLC Agreement at any time owned, either of record or beneficially, by any Holder unless and until (i) a registration statement covering such shares has been declared effective by the Commission and (A) the shares have been issued by the Company to a Holder upon exchange of Redeemable LLC Units pursuant to an effective registration statement or (B) have been sold or transferred by a Holder to another Person pursuant to an effective registration statement, (ii) such shares are sold pursuant to the provisions of Rule 144 under the Securities Act (or any similar provisions then in force) (“Rule 144”), (iii) such shares are held by a Holder who is not an Affiliate of the Company within the meaning of Rule 144 (a “Rule 144 Affiliate”) and are eligible for immediate sale pursuant to Rule 144(b)(1) under the Securities Act, (iv) such shares are held by a Holder who is a Rule 144 Affiliate and all such shares may be sold pursuant to Rule 144 within a period of three months in accordance with the volume limitations set forth in Rule 144(e)(1), or (iv) such shares have been otherwise transferred in a transaction that would constitute a sale under the Securities Act and such shares may be resold without subsequent registration under the Securities Act.

“Registration Expenses” has the meaning set forth in Section 3.4.

“Registration Statement” means any registration statement of the Company pursuant to which Registrable Securities held by the Holders may be offered and sold pursuant to the Securities Act under Rule 415 on a continuous and delayed basis, including the Existing Shelf Registration Statement.  The Registration Statement shall include any prospectus or prospectus supplement that is part of such Registration Statement and any document incorporated by reference therein.

“Resale Prospectus” has the meaning set forth in Section 3.5.

“Resale Registration Statement” has the meaning set forth in Section 3.5.

“S-3 Expiration Date” means the date on which Form S-3 is not available to the Company for the registration of Registrable Securities pursuant to the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Demand Registration Statement.

“Share Issuance” has the meaning set forth in Section 2.1.

“Supplemental Rights Period” has the meaning set forth in Section 3.1.

“Unitholder” has the meaning set forth in the preamble to this Agreement.

ARTICLE II
REGISTRATION

2.1                                                                               Registration Statement Covering Issuance of Common Stock.  The Company will use commercially reasonable efforts to file with the Commission a prospectus supplement or such supplemental materials as are then required by the rules and regulations of the Commission to register under the Existing Shelf Registration Statement the issuance, from time to time, of shares of Common Stock in exchange for Redeemable LLC Units tendered for redemption pursuant to the LLC Agreement (the “Share Issuance”).  In the event the Company is, despite its commercially reasonable efforts, unable to register the Share Issuance pursuant to the Existing Shelf Registration Statement before the 30th calendar day prior to the one year anniversary of this Agreement, the Company shall promptly file a Registration Statement (the “New Registration Statement”) to register the Share Issuance, and shall use commercially reasonable efforts to cause such New Registration Statement to become effective as soon as practicable following the filing thereof, and in no event later than ninety (90) days after the one year anniversary of this Agreement (extended to one hundred eighty (180) days if such New Registration Statement is reviewed by the Commission).  In the event the Company is unable to cause the New Registration Statement to be declared effective by the Commission within ninety (90) days after the one year anniversary of this Agreement (or one hundred eighty (180) days if such New Registration Statement is reviewed by the Commission), then the rights of the Holders set forth in Sections 3.1 hereof shall apply to Registrable Securities.  Notwithstanding the availability of rights under Section 3.1 hereof, the Company may continue to use its commercially reasonable efforts to cause the New Registration Statement to be declared effective by the Commission and if it shall be declared effective by the Commission, the obligations of the Company under Section 3.1 hereof shall cease.  Subject to the provisions of Section 3.3 hereof, the Company agrees to use its commercially reasonable efforts to maintain the registration of the Share Issuance under either the Existing Shelf Registration Statement or the New Registration Statement (each, an “Issuance Registration Statement”) until the earlier of (i) the S-3 Expiration Date, or (ii) the first date on which no Redeemable LLC Units (other than those held by the Company) or Registrable Securities remain outstanding (the “Full Conversion Date”).

ARTICLE III
REGISTRATION RIGHTS

3.1                                                                               Registration Rights.  The following provisions shall apply with respect to Registrable Securities during the period, if any, beginning on the earlier of (a) the S-3 Expiration Date (or, if the S-3 Expiration Date shall occur before the thirtieth (30th) day prior to the first date on which the Redeemable LLC Units issued pursuant to the Contribution Agreement may be exchanged for shares of Common Stock, beginning on such thirtieth (30th) prior day), (b) if a New Registration Statement is required to be filed pursuant to Section 2.1, the Company’s failure to file the New Registration Statement by the last day on which the New Registration Statement is required to be filed as provided in Section 2.1 or (c) if the New Registration Statement has been filed but has not been declared effective by the Commission within ninety (90) days after such original filing date (or one hundred eighty (180) days after such filing date if such New Registration Statement is reviewed by the Commission), the ninetieth (90th) day (or one hundred eightieth (180th) day, if such New Registration Statement is reviewed by the Commission) after the original filing date, and ending on the Full Conversion Date (the “Supplemental Rights Period”); provided, however, that, except as permitted in Section 3.3 hereof, if the Company is unable to keep an Issuance Registration Statement effective until the Full Conversion Date, the Holders shall be entitled to exercise the rights provided under this Section 3.1.  During the Supplemental Rights Period, the Holders shall have the following rights:

(a)                                 Demand Rights.  Holders may make a written demand for registration under the Securities Act of resales of all or part of the Registrable Securities (a “Demand Registration”); provided, however, that (i) the Company shall not be obligated to effect more than two (2) Demand Registrations for Holders in any twelve month period, and (ii) the number of Registrable Securities proposed to be sold by the Holder(s) making such written demand either (x) shall be all the Registrable Securities owned by, or that may be issued upon exchange of Redeemable LLC Units to, such Holders, or (y) shall have an estimated market value at the time of such demand (based upon the then market price of a share of Common Stock) of at least $2,000,000 or (z) shall not be less than 50,000 shares of Common Stock.  The Company shall file any registration statement required by this Section 3.1(a), which registration statement shall comply as to form in all material respects with applicable Commission rules providing for the sale by the Holder(s) of such Registrable Securities (a “Demand Registration Statement”), with the Commission within thirty (30) days after receipt of the requisite Holder demand and shall use its commercially reasonable efforts to cause the Demand Registration Statement to be declared effective by the Commission as soon as practicable thereafter.  The Company shall give written notice of the proposed filing of the Demand Registration Statement to all Holders of Registrable Securities and Redeemable LLC Units as soon as practicable (but in no event less than twenty (20) days before the anticipated filing date), and such notice shall offer such Holders the opportunity to participate in such Demand Registration and to register such number of shares of Registrable Securities as each such Holder may request.  The Company shall use its commercially reasonable efforts to keep each such Demand Registration Statement continuously effective for a period of one hundred eighty (180) days (such period, in each case, to be extended by the number of days, if any, during which Holders were not permitted to make offers or sales under the Demand Registration Statement by reason of Section 3.3 hereof); provided that in no case shall the

Company be obligated to maintain the effectiveness of any Demand Registration Statement once all the Registrable Securities covered thereby cease to be Registrable Securities.  The Company may elect to include in any Demand Registration Statement additional shares of Common Stock to be issued by the Company; provided, however, that the inclusion of such additional shares will not adversely affect the marketability of the offering and, subject, in the case of an underwritten secondary Demand Registration, to cutback by the managing underwriters.  A registration shall not constitute a Demand Registration under this Section 3.1(a):  (i) unless and until the Demand Registration Statement has been declared effective or (ii) if the Demand Registration Statement is suspended for more than ninety (90) days at any one time.  Notwithstanding any provision of this Section 3.1(a) to the contrary, the Company shall have the option, in its sole discretion, to register pursuant to any Demand Registration Statement, along with Registrable Securities that Holders have requested to be included in such Demand Registration Statement in accordance with this Section 3.1(a), any or all additional Registrable Securities that are outstanding or issuable upon exchange of Redeemable LLC Units (such additional Registrable Securities, the “Additional Demand Securities”); provided, however, that if the Company elects to register any Additional Demand Securities in any Demand Registration Statement, the Company shall use its commercially reasonable efforts to keep such Demand Registration Statement continuously effective for the longer of (A) one hundred eighty (180) days (such period, in each case, to be extended by the number of days, if any, during which Holders were not permitted to make offers or sales under the Demand Registration Statement by reason of Section 3.3 hereof) or (B) until all Registrable Securities covered thereby cease to be Registrable Securities; provided, further, that in no case shall the Company be obligated to maintain the effectiveness of any such Demand Registration Statement once all the Registrable Securities covered thereby cease to be Registrable Securities.

(b)                                 Company Repurchase.  Upon receipt by the Company of a registration demand pursuant to Section 3.1(a), the Company may, but will not be obligated to, purchase for cash from any Holder so requesting registration all, but not less than all, of the Registrable Securities which are the subject of the request at a price per share equal to the average of the Closing Prices of a share of Common Stock for the ten (10) trading days immediately preceding the date of receipt by the Company of the registration request.  In the event the Company elects to purchase the Registrable Securities which are the subject of a registration request, the Company shall notify the Holder within five (5) Business Days of the date of receipt of the request by the Company, which notice shall indicate (i) that the Company will purchase for cash the Registrable Securities held by the Holder which are the subject of the request, (ii) the price per share, calculated in accordance with the preceding sentence, which the Company will pay the Holder and (iii) the date upon which the Company shall purchase the Registrable Securities, which date shall not be later than the tenth (10th) Business Day after receipt of the registration request.  If the Company so elects to purchase the Registrable Securities which are the subject of a registration request, then upon such purchase the Company shall be relieved of its obligations under this Section 3.1 with respect to such Registrable Securities.

3.2                                                                               Additional Registration Procedures.  In connection with any registration statement filed by the Company pursuant to Section 2.1 or 3.1 hereof:

(a)                                 Each Holder agrees to provide in timely manner information requested by the Company regarding the proposed distribution by that Holder of the Registrable Securities and all other information reasonably requested by the Company in connection with the preparation of such registration statement covering the Registrable Securities.

(b)                                 Subject to Section 3.3 hereof, the Company will prepare and file with the Commission such amendments, including post-effective amendments, and supplements as to such registration statement and the prospectus used in connection therewith, as may be necessary (i) to keep such registration statement effective and (ii) to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such registration statement in accordance with the intended method of disposition by the Holders as set forth in such registration statement as may be amended or in such prospectus as may be supplemented, in each case for such time as is contemplated in Section 2.1 or 3.1 above.  The Company will respond promptly to any comments received from the Commission with respect to such registration statement or any amendments thereto and promptly provide the Holders true and complete copies of all correspondence from and to the Commission relating to such registration statement.

(c)                                  The Company will, if requested by any of the Holders, prior to filing such registration statement or prospectus, or any amendment or supplement thereto in connection with any registration statement, furnish to each Selling Holder and each underwriter, if any, of the Registrable Securities covered by such registration statement or prospectus copies of such registration statement or prospectus or any amendment or supplement thereto as proposed to be filed, and thereafter will furnish, without charge, to each Selling Holder and underwriter, if any, such number of conformed copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto, all financial statements and schedules and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder.  The Company shall also promptly notify each Selling Holder of Registrable Securities covered by any registration statement when such registration statement, or any post-effective amendment thereto, has become effective.  The Company hereby consents to the use of any such prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such prospectus, as may be amended or supplemented.

(d)                                 After the filing of such registration statement, the Company will promptly notify each holder of securities covered by such registration statement of any stop order issued or threatened by the Commission and shall take all commercially reasonable actions required to prevent the entry of such stop order or to obtain the withdrawal or removal of it if entered.

(e)                                  In connection with any Demand Registration Statement, the Company will use commercially reasonable efforts to register or qualify the Registrable Securities under such state securities or blue sky laws of those jurisdictions in the United States (where an exemption is not available) as any Selling Holder or managing underwriter or underwriters, if any, reasonably (in light of the Selling Holder’s intended plan of distribution) requests, and shall use commercially reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective pursuant to this Agreement, and to do any and all other similar acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition of the Registrable Securities owned by the Holders in each such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (ii) subject itself to taxation in any jurisdiction where it would not otherwise be subject to taxation or (iii) consent to general service of process in any jurisdiction where it is not then so subject.

(f)                                   In connection with any Demand Registration Statement, the Company will enter into customary agreements (including an underwriting agreement, if any, in customary form) as are reasonably required in order to expedite or facilitate the disposition of Registrable Securities pursuant to such registration statement.  Each Selling Holder participating in an underwritten offering shall also enter into and perform its or his obligations under the underwriting agreement.

(g)                                  The Company shall cause all such Registrable Securities to be listed on each securities exchange on which the Common Stock of the Company is then listed.

(h)                                 If the Registrable Securities are of a class of securities that is listed on a national securities exchange, file copies of any prospectus covering Registrable Securities with such exchange so that the Selling Holders shall benefit from the prospectus delivery procedures described in Rule 153 under the Securities Act.

(i)                                     The Company will promptly notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the existence of any fact of which the Company is aware or the occurrence of an event requiring the preparation of a supplement or amendment to either the registration statement or related prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such registration statement or related prospectus, both as then in effect, will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances then existing, not misleading and promptly make available to each Selling Holder a reasonable number of copies of any such supplement or amendment.

(j)                                    The Company will make available for inspection by any Selling Holder of such Registrable Securities, any underwriter participating in any disposition pursuant to such Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to discharge their due diligence responsibility under the Securities Act, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with the discharge of their due diligence responsibility.  Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction.  Each Selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates or otherwise disclosed by it unless and until such is made generally available to the public and further agrees, if the Company so requests, to enter into a confidentiality agreement with the Company that is reasonably acceptable to the Selling Holder and the Company.  Each Selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(k)                                 If requested by any Holder participating in the offering of Registrable Securities pursuant to a Demand Registration Statement, incorporate in a prospectus supplement or post-effective amendment such information concerning the Holder or the intended method of distribution as the Holder reasonably requests to be included therein and is reasonably necessary to permit the sale of the Registrable Securities pursuant to the registration statement, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other material terms of the offering of the Registrable Securities to be sold in such offering; provided, however, that the Company shall not be obligated to include in any such prospectus supplement or post-effective amendment any requested information that is not required by the rules of the Commission and is unreasonable in scope compared with the Company’s most recent prospectus or prospectus supplement used in connection with a primary or secondary offering of equity securities by the Company; provided, further, that the Company shall not be required to file more than one (1) prospectus supplement or post-effective amendment pursuant to this Section 3.2(k) in any six month period.

(l)                                     In connection with a disposition of Registrable Securities pursuant to a Demand Registration Statement in which there is a participating underwriter or underwriters, the Company will furnish to each Selling Holder and to each underwriter, a signed counterpart, addressed to such Selling Holder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants (to the extent permitted by the standards of the American Institute of Certified Public Accountants), each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Holders of a majority of the Registrable Securities included in such offering or the managing underwriter or underwriters therefor reasonably requests.

(m)                             The Company will otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder (or any successor rule or regulation hereafter adopted by the Commission).

(n)                                 Provide and cause to be maintained a transfer agent for all Registrable Securities covered by the registration statement from and after a date not later than the effective date of the registration statement.

3.3                                                                               Material Developments, Suspension of Offering.

(a)                                 Notwithstanding the provisions of Sections 2.1 or 3.1 hereof or any other provisions of this Agreement to the contrary, the Company shall not be required to file a registration statement or to keep any registration statement effective if the negotiation or consummation of a transaction by the Company or any of its subsidiaries is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the registration statement of material information which the Company (in the reasonable judgment of management of the Company) has a bona fide business purpose for keeping confidential and the nondisclosure of which in the registration statement would be expected, in the Company’s reasonable determination, to cause the registration statement to fail to comply with applicable disclosure requirements; provided, however, that the Company (i) will promptly notify the Holders of Registrable Securities otherwise entitled to registration of a delay, suspension or withdrawal pursuant to this Section 3.3(a) and (ii) may not delay, suspend or withdraw the registration statement for such reason under this Section 3.3(a) more than twice in any twelve (12) month period or two times in any twenty-four (24) month period or for more than ninety (90) days at any time.  Upon receipt of any notice from the Company of the happening of any event during the period the registration statement is effective which is of a type specified in the preceding sentence or as a result of which the registration statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made not misleading, the Holders agree that they will immediately discontinue offers and sales of the Registrable Securities under the registration statement (until they receive copies of a supplemental or amended prospectus that corrects the misstatements or omissions and receive notice that any post-effective amendment has become effective or unless notified by the Company that they may resume such offers and sales).  If so directed by the Company, Holders will deliver to the Company any copies of the prospectus covering the Registrable Securities in their possession at the time of receipt of such notice.  Each Holder agrees to keep confidential the fact that the Company has exercised its rights under this Section 3.3 and all facts and circumstances relating to such exercise until such information is made public by the Company.

(b)                                 If all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or if the consummation of any business combination by the Company has occurred or is probable for purposes of Rule 3-05 or Article 11 of Regulation S-X under the Securities Act, upon written notice thereof by the Company to the Holders, the rights of the Holders to acquire Registrable Securities pursuant to the Issuance Registration Statement or to offer, sell or distribute any Registrable Securities pursuant to any Demand Registration Statement or to require the Company to take action with respect to the registration of any Registrable Securities pursuant to this Agreement shall be suspended until the date on which the Company has filed such reports or obtained and filed the financial information required by Rule 3-05 or Article 11 of Regulation S-X to be included or incorporated by reference, as applicable, in the

Issuance Registration Statement or the Demand Registration Statement and the Company shall notify the Holders as promptly as practicable when such suspension is no longer required.  The Company’s rights to suspend its obligations under this Section 3.3(b) shall be in additional to its rights under Section 3.3(a).

3.4                                                                               Registration Expenses.  In connection with any registration statement required to be filed hereunder, except as provided below, the Company shall pay all registration expenses incurred in connection with the registration (the “Registration Expenses”), including the following:  (i) all registration and filing fees, including fees and expenses with respect to filings required to be made with any securities exchange on which the Registrable Securities are required to be listed, (ii) fees and expenses of compliance with securities or blue sky laws (including the fees and expenses of counsel to the Company), (iii) printing and distribution expenses, (iv) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities on each securities exchange on which similar securities issued by the Company are then listed, (vi) fees and disbursements of counsel for the Company and the independent public accountants of the Company, and (vii) the fees and expenses of any experts retained by the Company in connection with such registration, including accounting fees and expenses.  The Holders shall be responsible for the payment of any and all other expenses incurred by them in connection with the registration and sale of Registrable Securities, including, without limitation, brokerage and sales commissions, underwriting and placement agent fees, discounts and commissions attributable to the Registrable Securities, fees and disbursements of counsel representing the Holders, all salaries and expenses of its officers and employees performing legal or accounting duties and any transfer taxes relating to the sale or disposition of the Registrable Securities.

3.5                                                                               Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Selling Holder, its partners, members, officers, directors, employees, representatives, and agents, and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, actions, damages, liabilities, costs and expenses (including, without limitation, but subject to the provisions of Section 3.7 hereof, reasonable attorneys’ fees and disbursements) caused by any untrue statement or alleged untrue statement of a material fact contained in any Demand Registration Statement (or any amendment thereto) (individually, a “Resale Registration Statement”), including all documents incorporated therein by reference, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment thereto) contained in a Resale Registration Statement at the time it became effective (a “Resale Prospectus”), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder’s behalf expressly for inclusion therein; provided, however, that the Company will not be liable in any case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission contained in a Resale Prospectus which was corrected in a supplement or amendment thereto if such claim is brought by a purchaser of Registrable Securities from the Selling Holder and the Selling Holder failed to deliver to such purchaser the supplement or amendment to the Resale Prospectus in a timely manner.

3.6                                                                               Indemnification by Holders of Registrable Securities.  Each Selling Holder of Registrable Securities covered by a Resale Registration Statement agrees to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 3.5 from the Company to Selling Holders, but only with respect to information relating to such Selling Holder furnished in writing by such Selling Holder or on such Selling Holder’s behalf expressly for use in any Resale Registration Statement or Resale Prospectus or any amendment or supplement thereto.  Each Holder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 3.6.

3.7                                                                               Conduct of Indemnification Proceedings.  Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 3.5 or 3.6 above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to the indemnified party other than the indemnification obligation provided under Section 3.5 or 3.6 above.  If the indemnifying party so elects within a reasonable time after receipt of notice, the indemnifying party may assume the defense of the action or proceeding at the indemnifying party’s own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that the indemnifying party will not settle, compromise or consent to the entry of any judgment with respect to any such action or proceeding without the written consent of the indemnified party unless such settlement, compromise or consent secures the unconditional release of the indemnified party; provided, further, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and the indemnified party reasonably determine based upon advice of legal counsel experienced in such matters, that there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume the defense of the indemnified party and the indemnified party shall be entitled to separate counsel at the indemnifying party’s expense, which counsel shall be chosen by the indemnified party and approved by the indemnifying party, which approval shall not be unreasonably withheld; and provided, further, that it is understood that the indemnifying party shall not be liable for the fees, charges and disbursements of more than one separate firm.  If the indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the second proviso to the preceding sentence, the indemnifying party’s counsel shall be entitled to conduct the indemnifying party’s defense and counsel for the indemnified party shall be entitled to conduct the defense of the indemnified party, it being understood that both such counsel will cooperate with each other, to the extent feasible in light of the conflict of interest or different available legal defenses, to conduct the defense of such action or proceeding as efficiently as possible.  If the indemnifying party is not so entitled to assume the defense of such action or does not assume the defense, after having received the notice referred to in the first sentence of this Section 3.7, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party; in that event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party.  If an indemnifying party is entitled to assume, and assumes, the defense of an action or proceeding in accordance with this Section, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with that action or proceeding except as set forth in the proviso in the second sentence of this Section 3.7.  Unless and until a final judgment is rendered that an indemnified party is not entitled to the costs of defense under the provisions of this Section, the indemnifying party shall reimburse, promptly as they are incurred, the indemnified party’s costs of defense.

3.8                                                                               Contribution.

(a)                                 If the indemnification provided for in Section 3.5 or 3.6 hereof is applicable in accordance with its terms, but if determined by a court of competent jurisdiction to be legally unenforceable in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by indemnified party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of each Selling Holder on the other in connection with such statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the Company or such Selling Holder, and the Company’s and the Selling Holder’s relative intent, knowledge, access to information and opportunity to correct or prevent such action.

(b)                                 The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 3.8(a).  The amount paid or payable by an indemnifying party as a result of the losses, claims, damages or liabilities referred to in Sections 3.5 and 3.6 hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 3.8, no Selling Holder shall be required to contribute any amount in excess of the amount of the total proceeds to such

Selling Holder from sales of the Registrable Securities of the Selling Holder under the registration statement that is the subject of the claim.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 3.8, each person, if any, who controls a Selling Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Selling Holder, and each director of the Company, each officer of the Company who signed a registration statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

(c)                                  The obligations of the Company and the Holders under this Section 3.8 shall survive the termination or completion of any offering of Registrable Securities under a registration statement covered by this Agreement.

3.9                                                                               Participation in Underwritten Registrations.  No Holder may participate in any underwritten registration hereunder unless the Holder (a) agrees to sell his or its Registrable Securities on the basis provided in the applicable underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents in customary form as reasonably required under the terms of such underwriting arrangements.

3.10                                                                        Holdback Agreements.  Each Holder whose securities are included in a Demand Registration Statement agrees not to effect any sale or distribution of the securities registered or any similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the fourteen (14) days prior to, and during the ninety (90)-day period beginning on, the effective date of such registration statement (except as part of such registration) if and to the extent requested in writing by the managing underwriter or underwriters in the case of an underwritten public offering.

ARTICLE IV
MISCELLANEOUS

4.1                                                                               Specific Performance.  The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek specific performance of the obligations, covenants and agreements of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

4.2                                                                               Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the prior written consent of the Company and the Holders holding at least a majority of the then outstanding Registrable Securities and Redeemable LLC Units, taken together as one class assuming all Redeemable LLC Units were exchanged for Registrable Securities.  No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

4.3                                                                               Notices.  Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand or upon transmission by telecopier or similar facsimile transmission device, (b) on the date delivered by a courier service, or (c) on the third Business Day after mailing by registered or certified mail, postage prepaid, return receipt requested, in any case addressed as follows:

(a)                                 if to any Holder, to such Holder at the address set forth under such Holder’s name on the signature page hereto, or to such other address and to such other Persons as the Holders may hereafter notify the Company in writing; and

(b)                                 if to the Company, to HCP, Inc., 1920 Main Street, Suite 1200, Irvine, California 92614 (Attention:  Legal Department), or to such other address as the Company may hereafter specify in writing.

4.4                                                                               Successors and Assigns.  The rights and obligations of the Holders under this Agreement shall not be assignable by any Holder to any Person that is not a Holder; provided, however, that a Unitholder may assign its rights and obligations hereunder, following prior written notice to the Company, to a permitted transferee in connection with a transfer of some or all of such Unitholder’s LLC Units in accordance with the terms of the LLC Agreement, if such transferee agrees in writing to be bound by all of the provisions hereof.  This Agreement shall be binding upon the parties hereto, the Holders and their respective successors and assigns (including lenders in foreclosure).

4.5                                                                               Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

4.6                                                                               Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to the conflicts of law provisions thereof.

4.7                                                                               Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

4.8                                                                               Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

4.9                                                                               Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision of this Agreement.

4.10                                                                        Selling Holders Become Party to this Agreement.  By asserting or participating in the benefits of registration of Registrable Securities pursuant to this Agreement, each Holder agrees that it or he will be deemed a party to this Agreement and be bound by each of its terms.

4.11                                                                        Rule 144.  The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.  Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has filed such reports.  In connection with any sale, transfer or other disposition by a Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act, the Company shall cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities to be for such number of shares and registered in such names as Holder may reasonably request; provided, that any such request shall be made at least five (5) Business Days prior to the any sale of Registrable Securities hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

HCP, INC., a Maryland corporation

By:
Name:
Title:

UNITHOLDERS:

See Schedule A for additional Unitholders

By:
William P. Gallaher, as attorney-in-fact for
each Unitholder other than those
Unitholders whose signature appears above

Address for Notice to Unitholders:

[See Schedule A attached hereto]

Schedule A to
Registration Rights Agreement

Unitholder	Address
1. William P. & Cynthia J. Gallaher Trust dated April 5, 1989
2. The Lin Revocable Living Trust dated May 7, 1999
3. The William R. Mabry III and Cathy L. Mabry Trust Agreement dated July 30, 2009
4. Francis J. & Shannon A. Connelly Living Trust
5. Ned B. Stein
6. John & Andrea Gladstein Family Trust dated 11 February 2003
7. The 1988 Al Coppin Living Trust
8. Richard T. Southern & Thanh T. Vo Trust
9. James A. Meyer & Marjorie I. Meyer
10. The Jeff & Judy Meyer Family Trust dated 8/29/02
11. William Connelly & Cinda Connelly
12. The Steven L. & Joan A. Gallaher Trust dated 7/10/00
13. Christine J. Canady Trust
14. Ivy M. Petersen Trust
15. Moore-Bone 2012 Revocable Family Trust dated 2/28/12
16. Elaine de Man
17. Gulati Living Trust
18. The Vargas Family Trust
19. Paul Bialek